The business combination described in this document involves securities of Japanese companies. The business combination is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuers are located in Japan and some or all of their officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws.

It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than under the business combination, such as in the open market or through privately negotiated purchases.

Start of measures for electronic provision: November 19, 2025

Extraordinary General Meeting of Shareholders

Reference Documents for Extraordinary General Meeting—

Supplementary Volume

Content of Financial Statements, etc. for the Most Recent Business Year (ended March 2025) for Hagiwara Electric Holdings Co., Ltd.

SATORI ELECTRIC CO., LTD.

*The above matters are not stated in the document to be delivered to shareholders who have requested delivery of the document in accordance with laws and regulations and Article 14 of the Articles of Incorporation. In addition, at this Extraordinary General Meeting of Shareholders, regardless of whether or not a request for the delivery of a written document is made, a written document containing the items to be provided in electronic measures that excluded above matters will be sent to all shareholders in a uniform manner.

1

Business Report

(April 1, 2024 to March 31, 2025)

1.	Matters Relating to the Current Status of the Corporate Group
(1)	Business developments and results

Overall status

The Company Group has set out a corporate vision of being an engineering solution partner that connects people, society, and technology through advanced electronics, and it is currently promoting “Make New Value 2026,” its medium-term management plan for the three years from the fiscal year ending March 31, 2025 to that ending March 31, 2027.

Under the medium-term management plan, the Company Group is aiming to contribute to the creation of a sustainable society and to enhance its corporate value by creating and providing optimal solutions through business innovation activities both inside and outside the group to respond to issues in the areas of mobility and manufacturing in which the Company Group excels, as well as in adjacent industries such as robotics and logistics and in megatrend areas such as smart cities and energy that utilize digital technology.

In the environment surrounding the Company Group during the consolidated fiscal year under review, future outlooks continued to be uncertain due to factors such as sudden changes in exchange rates and trends such as automobile related companies, which are the group’s main users, limiting the production of completed automobiles and industrial equipment related companies reducing their inventories in response to the stagnation of the Chinese market and other reasons.

Amid this environment, in order to enact structural reforms and establish business foundations under the medium-term management plan, the Company Group engaged in efforts to create business opportunities by expanding customers in the semiconductors and electronic components business and the subcontracting business, conducted M&A transactions to establish and strengthen new businesses, and increased growth investments, such as human capital investments and system investments.

As a result, in the consolidated fiscal year under review, net sales were 258,742 million yen (an increase of 14.9% year-on-year), operating profit was 7,112 million yen (a decrease of 7.8% year-on-year), ordinary profit was 6,210 million yen (a decrease of 14.0% year-on-year), and profit attributable to owners of parent was 3,699 million yen (a decrease of 16.3% year-on-year), and the Company Group therefore recorded increased income but decreased profit.

Segment performance is as follows.

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Status of segments

Electronic devices business

In the electronic devices business, the Company Group is engaged in sales and technological support for semiconductors and electronic components used for purposes such as system LSI (system on a chip) units for automobiles, in which electric controls are progressing, and contracted development relating mainly to development support and embedded software for proof-of-concepts of embedded systems.

In the consolidated fiscal year under review, although demand for semiconductors and electronic components has failed to grow due to limited production of automobiles, net sales in the electronic devices business were 226,319 million yen (a year-on-year increase of 15.4%) due to factors such as the acquisition of new sales channels and increased income from the weak yen. However, operating profit was 5,688 million yen (a year-on-year increase of 0.3%) due to factors such as a decline following the one-off profits that arose in the previous year, an increase in human capital investments and other growth investments, and an increase in transfer compensation payments in connection with the transfer of sales channels.

Technology solutions business

In the technology solutions business, the Company Group provides operational consulting and IoT solutions, offers proposals on building IT platforms, and sells IT equipment, measuring devices, and embedded devices, in addition to which it is engaged in designing, manufacturing, and selling factory automation systems and specialized measurement systems and developing, manufacturing, and selling industrial computers.

In the consolidated fiscal year under review, despite the impact of customers reducing their inventories in the embedded solutions area, where the Company Group’s main customers are industrial equipment related companies, sales in the factory automation engineering area increased due to capturing demand for reinforcing manufacturing equipment and other such projects, driving net sales in the technology solutions business to 32,423 million yen (a year-on-year increase of 11.7%). However, operating profit was 1,423 million yen (a year-on-year decrease of 30.2%) due to receiving orders for projects involving temporary cost increases to build production lines in new areas and making human capital investments and growth investments, such as those for developing the next generation of the Company Group’s own products.

(2)	Status of capital investments

There are no applicable matters.

(3)	Status of financing

The Company Group obtained financing through means such as long-term loans of 11.2 billion yen to be used for flexible and stable funding to respond to financing needs in connection with the increased business scale of the Company Group and for repaying long-term loans and other such obligations.

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In addition, as of the end of the consolidated fiscal year under review, there is no outstanding loan balance under the committed credit line agreement for 30.0 billion yen (with a committed credit line period of October 1, 2024 to September 30, 2027).

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(4)	Status of assets and profits or losses
Item	65th fiscal year (April 1, 2021 to March 31, 2022)	66th fiscal year (April 1, 2022 to March 31, 2023)	67th fiscal year (April 1, 2023 to March 31, 2024)	68th fiscal year (consolidated fiscal year under review) (April 1, 2024 to March 31, 2025)
Net sales (millions of yen)	158,427	186,001	225,150	258,742
Ordinary profit (millions of yen)	4,335	6,417	7,221	6,210
Profit attributable to owners of parent (millions of yen)	2,876	4,912	4,421	3,699
Earnings per share (yen)	325.07	554.71	458.80	371.30
Total assets (millions of yen)	82,482	106,577	119,706	130,161
Net assets (millions of yen)	39,369	43,531	50,361	52,978
Net assets per share (yen)	4,208.13	4,672.91	4,839.87	5,099.30

Net sales (millions of yen)

158,427
186,001
225,150
258,742
65th FY
66th FY
67th FY
68th FY

Ordinary profit (millions of yen)

4,335
6,417
7,221
6,210
65th FY
66th FY
67th FY
68th FY

Profit attributable to owners of parent (millions of yen)

2,876
4,912
4,421
3,699
65th FY
66th FY
67th FY
68th FY

Total assets and net assets (millions of yen)

82,482
39,369
106,577
43,531
119,706
50,361
130,161
52,978
65th FY
66th FY
67th FY
68th FY

Earnings per share (yen)

325.07
554.71
458.80
371.30
65th FY
66th FY
67th FY
68th FY

Net assets per share (yen)

4,208.13
4,672.91
4,839.87
5,099.30
65th FY
66th FY
67th FY
68th FY

(5)	Issues to be addressed and management policy

Since its founding, the Company Group has set out “creativity and ambition” as its philosophy, and focusing its efforts on the field of electronics, it has provided optimal solutions to its customers in the manufacturing industry, mainly the automotive industry.

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Currently, the environment surrounding the Company Group is changing radically in ways such as efforts to create new business models on a global scale that cross industry boundaries and the emergence of new technologies such as IoT and AI.

In addition, it is anticipated that, particularly among main customers, the implementation of electronic systems for achieving the next-generation mobility-focused society, investment in computerization for digital business management, and capital investment needs will continue to expand, due to which it will be necessary to provide greater added value and speed. In the current environment, it is also necessary to manage the Company Group’s business while taking into consideration social issues such as carbon neutrality and coexistence with nature.

Under this environment, the Company Group has set out a corporate vision of being an engineering solution partner that connects people, society, and technology through advanced electronics, and it is currently promoting “Make New Value 2026,” its medium-term management plan for the three years from the 68th to 70th fiscal years.

The Company Group will provide optimal solutions that contribute to resolving the issues faced by society and customers by leveraging the unique strengths that it has cultivated up to now, such as its understanding and knowledge of the mobility area, combining business strategies with technology strategies, and strengthening collaboration with partners.

The Company Group aims to contribute to creating value beyond the boundaries of the mobility area in which it has specialized, build appropriate relationships with stakeholders through improved profitability and capital productivity, and improve earning power while simultaneously resolving social issues.

Management policy

Under “Make New Value 2026,” its medium-term management plan, the Company Group has set out the enhancement of corporate value by improving earning power as its priority policy. The Company Group also positions the plan period as a time to carry out structural reforms and establish a business base in readiness for a new stage of growth, and by promoting three structural reforms through six key strategies, the Company Group aims to grow its business to net sales of 300.0 billion yen and operating profit of 11.0 billion yen and to achieve an ROE of 11% or higher in the 70th fiscal year, which is the final year under the plan.

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Make New Value 2026

Priority policy: Enhance corporate value by improving earning power

Three structural reforms

The Company Group will work to implement three structural reforms to improve earning power in order to continue growing sustainably.

(i)	Enhance proposal value through business model reform

The Company Group will strengthen its earning power by offering proposals to resolve the issues faced by society and customers, thereby enhancing its proposal value.

In regard to existing business models such as the wholesale business, system integration, and the manufacturing business, the Company Group as a whole will promote a solutions mindset to expand ancillary development and services with added value.

In addition, the Company Group will increase its presence on the market by working to create new business models, such as the platform business that can be expected to achieve profitability by creating value from data.

(ii)	Reform management with an awareness of capital productivity

In addition to business model reforms, the Company Group will begin working on reforms to its management style based on an awareness of capital productivity.

The Company Group will establish an internal management structure aware of cost of shareholders’ equity and focused on return on invested capital and will build and implement a system that enables a strategic approach toward the business portfolio, thereby aiming to achieve management with an awareness of timely capital productivity.

(iii)	Maximize employee power by leveraging human capital

The Company Group will develop human resources with creativity and ambition who will be responsible for promoting business model reforms under a solutions mindset, and it will accelerate the strengthening of foundations for human resources development.

In order to maximize employee performance and synchronize employee activities to achieve management targets, the Company Group will implement and strengthen employee treatment that rewards expertise, opportunities to gain experience through transfers, and a system for managing targets that links company and employee targets in a scalable manner. It will thereby aim to foster employee awareness of their participation in management in preparation for the next growth stage and to achieve corporate management in which all employees work to enhance corporate value.

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Six key strategies

The Company Group will provide optimal solutions that resolve the issues faced by society and customers by leveraging the unique strengths that it has cultivated, such as its understanding and knowledge of the mobility area, combining business strategies with technology strategies, and strengthening collaboration both internally and externally.

(i)	Devices business strategy

Through efforts to expand the size of the semiconductor and electronic component wholesale business, which is the Company Group’s main business, it will broaden and utilize its knowledge of the automotive onboard equipment and electronics areas cultivated so far, thereby aiming to improve earning power by entering new businesses that can be expected to generate added value together with internal and external partners, such as an engineering business that responds to the increasing importance of services in the mobility area and business as a manufacturer.

(ii)	Solutions business strategy

The Company Group will achieve the expansion of the size of the three businesses of IT solutions, embedded solutions, and factory automation engineering, which are the Company Group’s strengths, by means such as expanding the regions in which it operates, expanding the solutions it offers, and entering into alliances with partners.

In addition, the Company Group will make maximum use of the knowledge gained through the technology solutions business, where its efforts have been mainly focused on the manufacturing industry, and the knowledge of the automotive onboard equipment and electronics areas developed together with the electronic devices business, and it will expand the data platform business to applications not limited to the manufacturing industry under a mindset of providing total solutions, such as lifecycle management that utilizes data in ways including data collection and creating value from data.

By combining these four businesses, the Company Group will develop services and technologies that are applicable not only in manufacturing but also a wide range of industries and thereby aim to enter new markets and improve earning power.

(iii)	Business innovation strategy

In addition to co-creation within the Company Group, it will accelerate the creation of new earning power through innovations achieved via collaboration and technological cooperation with other companies.

(iv)	Advanced business management

The Company Group will streamline operations and optimize management resources by promoting IT and digital transformation and accelerate efforts to transition to a management style with an awareness of capital productivity.

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(v)	Human resources strategy

The Company Group will maximize the capabilities of all employees through human capital-focused management that utilizes the strengths of people who possess the qualities characteristic of the Company Group.

(vi)	ESG promotion

The Company Group will enhance efforts in areas such as climate change and human capital while responding to external demands.

By expanding communication with a wide range of stakeholders through information disclosure, the Company Group will aim to increase environmental value, social value, and economic value and to further advance its sustainability initiatives.

(6)	Main businesses (as of March 31, 2025)
(i)	Electronic devices business

The Company Group is engaged in the sale of integrated circuits, semiconductors, and general electronic components and the contracted development business focusing mainly on software.

(ii)	Technology solutions business

The Company Group is engaged in the sale of electronic equipment, the manufacture and sale of factory automation equipment and other such equipment, the creation of IT platforms and IoT systems, and the development, manufacture, and sale of other various manufacturing equipment.

(7)	Main business locations (as of March 31, 2025)
(i)	The Company
Name	Location
Hagiwara Electric Holdings Co., Ltd.	Headquarters (Nagoya-shi, Aichi)

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(ii)	Subsidiaries
Name	Location
Hagiwara Electronics Co., Ltd.	Headquarters (Nagoya-shi, Aichi) Kansai Office (Osaka-shi, Osaka) Miyoshi Distribution Center (Miyoshi-shi, Aichi)
Hagiwara Techno Solutions Co., Ltd.	Headquarters (Nagoya-shi, Aichi) Tokyo Branch (Minato-ku, Tokyo) Kansai Branch (Osaka-shi, Osaka) Nisshin Office (Nisshin-shi, Aichi) Kyushu Residence (Fukuoka-shi, Fukuoka)
Hagiwara Engineering Co., Ltd.	Headquarters (Iruma-shi, Saitama)
Hagiwara Hokuto Techno Co., Ltd.	Headquarters (Nagoya-shi, Aichi) Sapporo Office (Sapporo-shi, Hokkaido)
Singapore Hagiwara Pte. Ltd.	Republic of Singapore
Hagiwara America, Inc.	United States of America
Hagiwara Electric Korea Co., Ltd.	Republic of Korea
Hagiwara (Shanghai) Co., Ltd.	People’s Republic of China
Hagiwara Electric Europe GmbH	Federal Republic of Germany
Hagiwara Electric (Thailand) Co., Ltd.	Kingdom of Thailand
Hagiwara Electronics India Private Limited	Republic of India
Hagiwara Techno Solutions (Shanghai) Co., Ltd.	People’s Republic of China
Hagiwara Electronics Hong Kong Limited	People’s Republic of China
BellaDati Pte. Ltd.	Republic of Singapore

(Note 1)	Hagiwara Techno Solutions Co., Ltd., a consolidated subsidiary of the Company, closed its Toyota Distribution Center (Toyota-shi, Aichi) and Nagoya Distribution Center (Nagoya-shi, Aichi) on August 19, 2024.
(Note 2)	Hagiwara Techno Solutions Co., Ltd., a consolidated subsidiary of the Company, acquired the shares of BellaDati Pte. Ltd. and made it a subsidiary on July 16, 2024.

(8)	Status of employees (as of March 31, 2025)
Category	Number of employees	Change from end of previous consolidated fiscal year
Electronic devices business	409 (39)	Increase of 52 (increase of 5)
Technology solutions business	284 (61)	Increase of 14 (increase of 4)
All companies (general)	115 (17)	Increase of 6 (increase of 2)
Total	808 (117)	Increase of 72 (increase of 11)

(Note 1)	The number of employees excludes five employees on temporary loan from the Company Group to other companies and includes ten employees on temporary loan from other companies to the Company Group.
(Note 2)	The number of temporary employees as of the end of the fiscal year is stated in parentheses and is not included in the preceding number.

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(9)	Main lenders (as of March 31, 2025)
Lender	Borrowed amount (millions of yen)
MUFG Bank, Ltd.	12,897
Sumitomo Mitsui Banking Corporation	11,148
Resona Bank, Limited	3,000
The Bank of Yokohama, Ltd.	2,200
The Bank of Kyoto, Ltd.	2,000
The Hiroshima Bank, Ltd.	1,425
Aichi Bank Ltd.	1,375
The Bank of Nagoya, Ltd.	1,080
The Iyo Bank, Ltd.	1,000
Sumitomo Mitsui Trust Bank, Limited	800
(Note)	The amount borrowed from MUFG Bank, Ltd. includes 10.0 billion yen in outstanding corporate bonds (private placement bonds).

(10)	Status of significant subsidiaries
Company name	Share capital	Ratio of voting rights held by the Company	Main businesses
Hagiwara Electronics Co., Ltd.	1,310,000,000 JPY	100%	Electronic devices business
Hagiwara Techno Solutions Co., Ltd.	310,000,000 JPY	100%	Technology solutions business
Hagiwara Engineering Co., Ltd.	484,000,000 JPY	100%	Technology solutions business
Hagiwara Hokuto Techno Co., Ltd.	45,000,000 JPY	66.6%	Electronic devices business
Singapore Hagiwara Pte. Ltd.	500,000 SGD	100%	Electronic devices business
Hagiwara America, Inc.	2,500,000 USD	100%	Electronic devices business
Hagiwara Electric Korea Co., Ltd.	2,613,585,000 KRW	100%	Electronic devices business
Hagiwara (Shanghai) Co., Ltd.	10,300,000 USD	100%	Electronic devices business
Hagiwara Electric Europe GmbH	500,000 EUR	100%	Electronic devices business
Hagiwara Electric (Thailand) Co., Ltd.	31,500,000 THB	100%	Electronic devices business
Hagiwara Electronics India Private Limited	10,000,000 INR	100%	Electronic devices business
Hagiwara Techno Solutions (Shanghai) Co., Ltd.	100,000,000 JPY	100%	Technology solutions business
Hagiwara Electronics Hong Kong Limited	300,000 USD	100%	Electronic devices business
BellaDati Pte. Ltd.	130,000 SGD	100%	Technology solutions business
(Note)	The ratio of voting rights held by the Company includes those indirectly held.

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(11)       Other significant matters relating to the current status of the corporate group

Hagiwara Techno Solutions Co., Ltd., a consolidated subsidiary of the Company, acquired the shares of BellaDati Pte. Ltd. and made it a subsidiary on July 16, 2024.

2.	Matters Relating to Shares (As of March 31, 2025)
(1)	Total number of authorized shares: 16,000,000

(2)	Total number of issued shares: 10,118,000 (including 153,044 treasury shares)

(3)	Number of shareholders: 7,214

(4)	Major shareholders
Shareholder name	Number of shares held	Shareholding ratio
The Master Trust Bank of Japan, Ltd. (trust account)	1,417,900	14.23%
Custody Bank of Japan, Ltd. (trust account)	733,500	7.36%
Stany Co., Ltd.	503,250	5.05%
Tomoaki Hagiwara	341,482	3.43%
MUFG Bank, Ltd.	232,500	2.33%
Nagoya Small and Medium Business Investment & Consultation Co., Ltd.	230,000	2.31%
Hagiwara Foundation of Japan	230,000	2.31%
Sumitomo Mitsui Trust Bank, Limited	178,000	1.79%
Sachiko Hagiwara	162,575	1.63%
State Street Bank and Trust Company 505223	140,900	1.41%

(Note 1)	The Company holds 153,044 treasury shares but is excluded from the major shareholders stated above.
(Note 2)	Shareholding ratios have been calculated after deducting the number of treasury shares.

(5)	Status of shares delivered to the Company’s Directors as consideration for the performance of their duties during the business year under review
	Number of shares	Number of recipients
Directors (excluding Audit and Supervisory Committee Members and Outside Directors)	2,461	3
(Note)	The details of the Company’s share compensation are stated in section “4.(4) Director compensation, etc.”

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3.	Matters Relating to Share Options

There are no applicable matters

4.	Matters Relating to Company Officers
(1)	Status of Directors (as of March 31, 2025)
Position at the Company	Name	Responsibilities and significant concurrent positions
President and Representative Director	Moritaka Kimura	Supervising Corporate Strategy Division Supervising Internal Auditing Department
Senior Vice President	Tomoaki Hagiwara	Supervising General Affairs & Personnel Division
Senior Vice President	Yoshihiro Hirakawa	Supervising Accounting & Finance Division Supervising IT Strategy Division
Director	Shinichi Okamoto	Outside Director of Digital Media Professionals Inc. Director of Blue Shift Technology Inc.
Director	Kyoko Hayashi

Professor, Graduate School of Management, Globis University

Senior Faculty Director, Faculty Division, Globis Corporation

Outside Director of Eat & Holdings Co., Ltd

Outside Director (Audit and Supervisory Committee Member) of KOA SHOJI HOLDINGS Co., Ltd.

Director (Full-time Audit and Supervisory Committee Member)	Noriaki Inoue
Director (Audit and Supervisory Committee Member)	Hisashi Hayakawa	Attorney at law
Director (Audit and Supervisory Committee Member)	Sachiko Enomoto

Certified public accountant

Domestic Relations Conciliation Commissioner of Nagoya Family Court

Civil Mediation Commissioner of Nagoya District

Court and Nagoya Summary Court

Outside Audit & Supervisory Board Member of TAIHO KOGYO CO., LTD.

Audit & Supervisory Board Member of Enomoto Corporation

(Note 1)	Directors Shinichi Okamoto and Kyoko Hayashi and Directors (Audit and Supervisory Committee Members) Hisashi Hayakawa and Sachiko Enomoto are Outside Directors.
(Note 2)	Director (Audit and Supervisory Committee Member) Hisashi Hayakawa possesses certification as an attorney at law and has a substantial degree of knowledge in regard to corporate legal affairs and law.
(Note 3)	Director (Audit and Supervisory Committee Member) Sachiko Enomoto possesses certification as a certified public accountant and has a substantial degree of knowledge in regard to finance and accounting.

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(Note 4)	The Company has designated Directors Shinichi Okamoto and Kyoko Hayashi and Directors (Audit and Supervisory Committee Members) Hisashi Hayakawa and Sachiko Enomoto as independent officers pursuant to the regulations of the Tokyo Stock Exchange and Nagoya Stock Exchange and has registered them as independent officers therewith.
(Note 5)	The Audit and Supervisory Committee has appointed Noriaki Inoue as a Full-time Audit and Supervisory Committee Member in order to enhance information gathering, increase the effectiveness of audits through full cooperation with the internal audit department and other departments, and strengthen the committee’s audit and supervisory functions.
(Note 6)	Changes in Directors during the business year under review are as follows.

(i)	Directors (Audit and Supervisory Committee Members) Keizo Miyamoto and Osamu Tsujinaka left office upon the completion of their terms at the end of the 67th Ordinary General Meeting of Shareholders held on June 27, 2024.
(ii)	Noriaki Inoue and Sachiko Enomoto were newly elected and assumed office as Directors (Audit and Supervisory Committee Members) at the 67th Ordinary General Meeting of Shareholders held on June 27, 2024.

(Note 7)

The Company has adopted an executive officer system in order to appropriately respond to changes in the management environment and increase the speed and efficiency of business execution.

The Company has two executive officers, Tatsuhito Sato and Masayuki Hasegawa.

(2)	Summary of content of liability limitation agreements

Pursuant to Article 427, paragraph (1) of the Companies Act, the Company has entered into a liability limitation agreement with each Outside Director limiting their liability for the damage set out in Article 423, paragraph (1) of the Companies Act.

The maximum amount of liability for damages under those agreements is the minimum liability amount set out in Article 425, paragraph (1) of the Companies Act.

(3)	Summary of content of directors and officers liability insurance policy

The Company has entered into a directors and officers liability insurance policy set out in Article 430-3, paragraph (1) of the Companies Act with an insurance company. The Directors, Audit and Supervisory Board Members, executive officers, and other such officers of the Company and its subsidiaries are the insured parties under that insurance policy, and the insurance fees are borne entirely by the Company. Under that insurance policy, insurance benefits will be paid for damage, etc. in cases where an insured party bears liability for damages arising from acts conducted in regard to their duties. However, to ensure that the appropriateness of the performance of the duties of the insured parties is not impaired, insurance benefits will not be paid in cases where an insured party knowingly engages in a criminal, illegal, or other such act.

(4)	Director compensation, etc.
(i)	Policy, etc. on determining details of Director compensation, etc.

The Company has established a policy on determining the details of compensation, etc. for individual Directors of the Company. That policy has been approved by resolutions of the Board of Directors meetings held on February 26, 2021, May 31, 2021, and May 30, 2022, and those resolutions include a partial review of the policy to clarify the involvement of the Nomination and Compensation Advisory Committee.

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Before passing those resolutions, the Board of Directors requested the Nomination and Compensation Advisory Committee to consider the content of the resolutions in advance and received a report that the policy was appropriate.

In addition, the Board of Directors has established procedures for determining the details of compensation, etc. for individual Directors (excluding Audit and Supervisory Committee Members) wherein the Company requests the Nomination and Compensation Advisory Committee to consider those details and provide a report. Through these procedures, by receiving a report from the Nomination and Compensation Advisory Committee that the matters it was requested to consider are appropriate, the Board of Directors ensures that the details of compensation, etc. for individual Directors (excluding Audit and Supervisory Committee Members) are consistent with the policy on determining those details.

The policy on determining the details of compensation, etc. for individual Directors is as follows.

i.	Basic policy

When determining the compensation of individual Directors of the Company, the Company has established a basic policy of setting compensation at an appropriate level in consideration of the typical compensation levels of other companies and maintaining balance with employee wages. Specifically, the compensation of Directors (excluding Audit and Supervisory Committee Members and Outside Directors) is composed of base compensation (monetary compensation), performance-based compensation (bonuses), and restricted stock compensation, and the compensation of Directors concurrently serving as Audit and Supervisory Committee Members and of Outside Directors is composed only of base compensation (monetary compensation) in light of their duties. The Company does not pay officer severance bonuses (however, excluding the payment of officer severance bonuses pursuant to the “Cut-off Payment in Connection with Abolition of Officer Severance Bonus System” approved at the 56th Ordinary General Meeting of Shareholders held on June 27, 2013).

ii.	Policy on determining the amount of base compensation (monetary compensation) for individual Directors (including the policy on determining the timing of and conditions for granting compensation, etc.)

Base compensation (monetary compensation) is a fixed monthly amount, and the amount of compensation for individual Directors is determined by adding base Director compensation, position-based compensation, and Representative Director compensation.

iii.	Policy on determining the details and amount or calculation method of performance-based compensation, etc. and non-monetary compensation, etc. (including the policy on determining the timing of and conditions for granting compensation, etc.)

The performance indicator for performance-based compensation (bonuses) is based on the amount of employee bonuses paid, which use ordinary profit as a performance indicator. Individual Director evaluations are then reflected, and performance-based compensation is paid at a specified time each year as an individual-specific bonus amount.

Restricted stock compensation is paid as non-monetary compensation. A specified portion of base compensation is issued as monetary compensation claims to the Directors (excluding Audit and Supervisory Committee Members and Outside Directors) at a specified time each year, and by paying all of those monetary compensation claims as an in-kind investment, the Directors receive an allotment of restricted stock subject to transfer restrictions until the expiration of the transfer restriction period.

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iv.	Policy on proportions of compensation, etc.

The Nomination and Compensation Advisory Committee considers the proportion of each type of compensation for Directors (excluding Audit and Supervisory Committee Members and Outside Directors) based on the benchmark proportions of other corporations with similar compensation structures. The Representative Director and President, as entrusted under item v. below, respects the report delivered by the Nomination and Compensation Advisory Committee and determines the details of compensation, etc. for individual Directors (excluding Audit and Supervisory Committee Members and Outside Directors) using the proportion of each type of compensation set out in the report as a guideline.

v.	Matters relating to determination of details of compensation, etc. for individual Directors

The Board of Directors determines the composition of compensation, etc. for individual Directors (excluding Audit and Supervisory Committee Members) and the standards for calculating each type of compensation after requesting the Nomination and Compensation Advisory Committee to consider those matters and receiving a report therefrom.

The Representative Director and President is entrusted under a resolution of the Board of Directors to determine the specific amounts of compensation for individual Directors. That resolution grants the Representative Director and President authority to determine the monthly amount of base compensation (monetary compensation), the apportionment and payment timing of performance-based compensation (bonuses) based on the individual evaluation of each Director, and the amount and payment timing of officer severance bonuses pursuant to the “Cut-off Payment in Connection with Abolition of Officer Severance Bonus System” approved at the 56th Ordinary General Meeting of Shareholders held on June 27, 2013. To ensure that that authority is appropriately exercised by the Representative Director and President, the Board of Directors requests the Nomination and Compensation Advisory Committee to consider the above matters and receives a report therefrom, and the Representative Director and President, as entrusted above, must determine the above matters in accordance with that report. In regard to restricted stock compensation, the Board of Directors resolves on the number of shares to be allotted to each individual Director in accordance with the standards set out in a report received from the Nomination and Compensation Advisory Committee.

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(ii)	Total amount of Director compensation, etc. during the business year under review
Total amount of compensation, etc. by type (millions of yen)
Category	Total amount of compensation, etc. (millions of yen)	Base compensation	Performance-based compensation, etc.	Non-monetary compensation, etc.	Number of Directors paid
Directors (excluding Audit and Supervisory Committee Members) (Outside Directors (included in the above))	130 (17)	94 (17)	26 (–)	9 (–)	5 (2)
Directors (Audit and Supervisory Committee Members) (Outside Directors (included in the above))	36 (17)	36 (17)	– (–)	– (–)	5 (3)
Total (Outside Directors (included in the above))	166 (34)	130 (34)	26 (–)	9 (–)	10 (5)
(Note 1)	The above table includes two Directors (Audit and Supervisory Committee Members) who left office upon the close of the 67th Ordinary General Meeting of Shareholders held on June 27, 2024.
(Note 2)	In addition to the above table, the Company paid 4,000,000 yen as an officer severance bonus to one former Director pursuant to a resolution of the 56th Ordinary General Meeting of Shareholders held on June 27, 2013. As a result, the payments of officer severance bonuses under that resolution have all been completed.
(Note 3)	The performance indicator for performance-based compensation is based on the amount of employee bonuses paid, which use ordinary profit as a performance indicator. Individual bonus amounts are then calculated and reflect individual Director evaluations. The Company chose the amount of employee bonuses paid as a performance indicator as it is based on ordinary profit, which arises regularly and repeatedly each year through the Company’s ordinary economic activities, and the Company therefore determined it to be appropriate as a performance indicator. Ordinary profit for the business year under review was 6,210,000,000 yen.
(Note 4)

Restricted stock compensation is paid as non-monetary compensation, etc. A specified portion of base compensation is issued as monetary compensation claims to the Directors (excluding Audit and Supervisory Committee Members and Outside Directors) at a specified time each year, and by paying all of those monetary compensation claims as an in-kind investment, the Directors receive an allotment of restricted stock subject to transfer restrictions until the expiration of the transfer restriction period.

In addition, the details of restricted stock delivered in the business year under review are stated in section “2.(5) Status of shares delivered to the Company’s Directors as consideration for the performance of their duties during the business year under review” above.

17

(Note 5)

The amount of compensation, etc. for Directors (excluding Audit and Supervisory Committee Members) has been set at 500,000,000 yen or less annually (however, excluding the employee salaries of employees who are also Directors) by a resolution of the 59th Ordinary General Meeting of Shareholders held on June 29, 2016.

There were seven Directors (excluding Audit and Supervisory Committee Members) as of the close of that general meeting of shareholders.

Within the above compensation limit, the 61st Ordinary General Meeting of Shareholders held on June 28, 2018 resolved to introduce a restricted stock compensation system and to set the compensation amount at 100,000,000 yen or less annually and 90,000 shares (which will not be granted to Audit and Supervisory Committee Members and Outside Directors) or less annually.

There were six Directors (excluding Audit and Supervisory Committee Members and Outside Directors) as of the close of that general meeting of shareholders.

(Note 6)	The amount of compensation, etc. for Directors (Audit and Supervisory Committee Members) has been set at 80,000,000 yen or less annually by a resolution of the 59th Ordinary General Meeting of Shareholders held on June 29, 2016. There were four Directors (Audit and Supervisory Committee Members) as of the close of that general meeting of shareholders.
(Note 7)	The Board of Directors has entrusted Representative Director and President Moritaka Kimura to determine the monthly amount of base compensation (monetary compensation) of Directors (excluding Audit and Supervisory Committee Members), the apportionment and payment timing of performance-based compensation (bonuses) based on the individual evaluation of each Director (excluding Audit and Supervisory Committee Members and Outside Directors), and the amount and payment timing of officer severance bonuses pursuant to the “Cutoff Payment in Connection with Abolition of Officer Severance Bonus System” approved at the 56th Ordinary General Meeting of Shareholders held on June 27, 2013. The Board of Directors entrusted the determination of those matters to the Representative Director and President because it determined that he is qualified to evaluate each individual Director while taking into account the overall performance of the Company and other such matters. To ensure that that authority is appropriately exercised by the Representative Director and President, the Board of Directors requests the Nomination and Compensation Advisory Committee to consider the above matters and receives a report therefrom, and the Representative Director and President, as entrusted above, must determine the above matters in accordance with that report.

(5)	Matters relating to outside officers
(i)	Significant concurrent positions at other corporations, etc. and relationships between the Company and those corporations, etc.

There are no applicable matters.

18

(ii)	Status of main activities during the business year under review
Position	Name	Attendance, participation, and summary of duties performed in regard to roles expected of Outside Directors
Director	Shinichi Okamoto	Of the meetings held during the business year under review, Shinichi Okamoto attended all 17 Board of Directors meetings and all four Nomination and Compensation Advisory Committee meetings. At Board of Directors meetings, he actively expressed his opinions based on his experience as an engineer and his expert perspective as a research and development consultant. At Nomination and Compensation Advisory Committee meetings he provided comments from an objective viewpoint in regard to the matters being considered. He fulfills an appropriate role in advising and overseeing management as an Outside Director utilizing his abundant experience and deep insight.
Director	Kyoko Hayashi	Of the meetings held during the business year under review, Kyoko Hayashi attended all 17 Board of Directors meetings and all four Nomination and Compensation Advisory Committee meetings. At Board of Directors meetings, she actively expressed her opinions based on her abundant experience in areas such as diversity, working style reforms, digital transformation promotion, crisis management, and disaster prevention. At Nomination and Compensation Advisory Committee meetings, she provided comments from an objective viewpoint in regard to the matters being considered. She fulfills an appropriate role in advising and overseeing management as an Outside Director utilizing her abundant experience and deep insight.
Director (Audit and Supervisory Committee Member)	Hisashi Hayakawa	Of the meetings held during the business year under review, Hisashi Hayakawa attended 16 of 17 Board of Directors meetings, 13 of 14 Audit and Supervisory Committee meetings, and all four Nomination and Compensation Advisory Committee meetings. At Board of Directors meetings, he actively expressed his opinions mainly from his expert perspective as an attorney. At Audit and Supervisory Committee meetings, he exchanged opinions and provided comments from his expert perspective regarding audit results. At Nomination and Compensation Advisory Committee meetings, he provided comments from an objective viewpoint in regard to the matters being considered. He fulfills an appropriate role in ensuring the appropriateness and validity of decision-making by the Board of Directors through oversight and advice based on his expert knowledge and experience as an attorney.
Director (Audit and Supervisory Committee Member)	Sachiko Enomoto	Of the meetings held during the business year under review since Sachiko Enomoto assumed office on June 27, 2024, she attended all 13 Board of Directors meetings, all ten Audit and Supervisory Committee meetings, and all three Nomination and Compensation Advisory Committee meetings. At Board of Directors meetings, she actively expressed her opinions mainly from her expert perspective as a certified public accountant. At Audit and Supervisory Committee meetings, she exchanged opinions and provided comments from her expert perspective regarding audit results. At Nomination and Compensation Advisory Committee meetings, she provided comments from an objective viewpoint in regard to the matters being considered. She fulfills an appropriate role in ensuring the appropriateness and validity of decision-making by the Board of Directors through oversight and advice based on her expert knowledge and experience as a certified public accountant.

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5.	Matters Relating to the Financial Auditor
(1)	Name

KPMG AZSA LLC

(2)	Amount of fees, etc.
Amount paid
(i) Amount of fees, etc. for the financial auditor for the business year under review	34,000,000 yen
(ii) Total amount of money and other economic benefits to be paid to the financial auditor by the Company and its subsidiaries	40,000,000 yen
(Note 1)	Of the Company’s significant subsidiaries, Singapore Hagiwara Pte. Ltd., Hagiwara America, Inc., Hagiwara Electric Korea Co., Ltd., Hagiwara (Shanghai) Co., Ltd., Hagiwara Electric Europe GmbH, Hagiwara Electric (Thailand) Co., Ltd., Hagiwara Electronics India Private Limited, Hagiwara Techno Solutions (Shanghai) Co., Ltd., Hagiwara Electronics Hong Kong Limited, and BellaDati Pte. Ltd. undergo audits by certified public accountants or audit corporations other than the Company’s financial auditor.
(Note 2)	The audit agreement between the Company and the financial auditor does not distinguish between the amounts of audit fees for audits under the Companies Act and for those under the Financial Instruments and Exchange Act, and therefore “(i) Amount of fees, etc. for the financial auditor for the business year under review” above includes the amount of fees, etc. for audits under the Financial Instruments and Exchange Act.
(Note 3)	The Audit and Supervisory Committee performed the necessary verification of matters such as the details of the financial auditor’s audit plans, the status of the performance of financial audits, and the basis for calculating the fee estimate, and it determined that the amount of fees, etc. is appropriate and gave its consent in regard thereto.

(3)	Policy on determining to dismiss or not reappoint the financial auditor

The Audit and Supervisory Committee will determine the content of a proposal to dismiss or to not reappoint the financial auditor to be submitted to the general meeting of shareholders when determining it necessary to do so, such as in cases where there is an obstacle to the financial auditor performing its duties.

In addition, if the Audit and Supervisory Committee determines that the financial auditor has fallen under any item of Article 340, paragraph (1) of the Companies Act, it may dismiss the financial auditor with the consent of all of the Audit and Supervisory Committee Members. In this case, the Audit and Supervisory Committee Member chosen by the Audit and Supervisory Committee shall report the fact that the financial auditor has been dismissed and the reasons therefore at the first general meeting of shareholders convened after the dismissal of the financial auditor.

6.	Summary of Content of Resolutions Regarding Systems to Ensure the Appropriateness of Operations

The content of Board of Directors resolutions regarding systems for the Company to ensure the appropriateness of its operations is as follows.

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(1)	Systems to ensure that the performance of duties by Directors and employees complies with laws, regulations, and the Articles of Incorporation
●	In order to ensure that the performance of duties by the Directors and employees of the Company and its subsidiaries complies with laws, regulations, and the Articles of Incorporation, the Company has formulated and works to implement the “Hagiwara Electric Group Corporate Code of Conduct” and “Hagiwara Electric Group Corporate Code of Behavior,” in addition to which it conducts ongoing compliance education and awareness activities.
●	In order to regularly verify the appropriateness and effectiveness of compliance and internal control systems and to improve and correct problems, the Company has established the Sustainability Committee, which is chaired by the Representative Director and President Executive Officer, and it appropriately develops and operates overall internal controls.
●	The Sustainability Committee coordinates and manages the Risk Management Committee, the Internal Control Committee, and the Sustainability Promotion Committee and gathers information within the Company Group through other committees, etc., through which it works to ensure the effectiveness of the internal control systems of the Company Group.
●	The Company has established a corporate ethics hotline in order to strengthen its compliance systems.

(2)	Regulations and other systems relating to managing the risk of loss
●	In order to strengthen the corporate governance of the Company Group, the Board of Directors determines policies on issues to be addressed by the Company as a whole (such as social responsibility and risk measures).
●	In accordance with those policies, the Risk Management Committee works to reinforce and strengthen the Company’s risk management systems by means such as issuing instructions to the responsible departments and developing and implementing the Risk Management Regulations and other related regulations.
●	The Company has established the Information Security Committee to establish and promote the information security systems of the Company Group, and the committee works to develop the Basic Information Security Regulations, the Information Security Operation Standards, and other related regulations, guidelines, and manuals, etc.

(3)	Systems to ensure the appropriateness of operations in the corporate group consisting of the Company and its subsidiaries
●	In order to ensure that operations are performed in accordance with laws, regulations, and the Articles of Incorporation as well as to ensure the appropriateness and efficiency of operations, the Company conducts its operations after establishing internal regulations regarding matters such as organizations and the division of duties.
●	Those regulations are reviewed whenever necessary, such as upon the amendment or abolition of laws or regulations or when reviewing operations.
●	The Company has established an internal audit department independent from the operation execution departments and directly under the supervision of the Representative Director and President Executive Officer, and that department checks the operation processes, etc. of other departments and works to prevent misconduct and improve processes.
21

●	The Company has formulated the Internal Control Regulations in order for related departments to take responsibility under the Internal Control Committee in smoothly and effectively promoting efforts to strengthen the governance of the Company Group, and the Company thereby works to develop and strengthen internal control systems.
●	The Company has established various regulations on managing its subsidiaries and affiliates as well as the Overseas Operating Company Management Regulations, and it promotes the establishment of corporate governance systems and internal control systems equivalent to those of the Company in accordance with the size of each company’s business, in addition to which it performs the necessary and appropriate management to ensure that the measures stated above function across the corporate group.

(4)	Systems relating to retaining and managing information related to the Directors’ performance of their duties
●	The Directors have established internal regulations regarding the handling of information and documents relating to the performance of their duties, and they appropriately retain and manage such information and documents pursuant to the provisions of those regulations. The internal regulations are reviewed whenever necessary, such as upon the amendment or abolition of laws or regulations.

(5)	Systems to ensure the efficient performance of duties by Directors
●	In order to ensure the reasonable and efficient performance of their duties, the Directors have determined the division of roles in relation to their duties, and they execute operations pursuant to the Board of Directors Regulations and their authority pertaining to their duties.
●	The Company’s monthly management meetings review matters relating to subsidiaries, such as the status of budgets compared to performance, the status of income and expenses, and the progress of significant business plans, and they ensure the efficient performance of duties by holding discussions with subsidiaries as necessary.

(6)	Systems to ensure effective audits by the Audit and Supervisory Committee
●	The Audit and Supervisory Committee may designate Directors and employees as necessary to assist with the duties of the Audit and Supervisory Committee. In that case, those Directors and employees do not receive instructions or orders from anyone other than Directors concurrently serving as Audit and Supervisory Committee Members.
●	The Audit and Supervisory Committee is able to receive information from the internal audit department regarding the status of internal audits, in addition to which it receives reports on the details of significant meetings. Furthermore, Audit and Supervisory Committee Members selected by the Audit and Supervisory Committee may as necessary investigate the status of operations and assets.
●	The Audit and Supervisory Committee has regular opportunities to exchange information with the Representative Director and President Executive Officer and the financial auditor.
●	The Directors and employees of the Company and its subsidiaries promptly report to the Company’s Audit and Supervisory Committee if they discover a violation of laws or regulations in regard to the execution of operations or a situation that risks significantly damaging the relevant company. Persons who make such reports are not subject to any detrimental treatment due to having done so.
●	The Company bears any expenses arising in regard to the performance of the duties of the Audit and Supervisory Committee Members as requested thereby.
22

(7)	Systems for excluding anti-social forces
●	The Company and its subsidiaries have no business relationships or other relationships with anti-social forces, which threaten social order and sound corporate activities.
●	In addition, the Company as a whole takes a firm stance against unjust demands, etc. from anti-social forces, and it gathers and stockpiles related information to develop a framework for excluding anti-social forces.

7.	Summary of Status of Operation of Systems to Ensure the Appropriateness of Operations

The status of the operation of internal control systems in the Company Group as carried out by the Company in the consolidated fiscal year under review based on the systems to ensure the appropriateness of operations stated in section 6 above is as follows.

(1)	Efforts relating to compliance

In order to strengthen the Company’s internal controls, it has established the Internal Control Committee, in addition to which it conducts group education for all employees (including internal control education and compliance education), regularly disseminates compliance information, and conducts education through e-learning for employees to gain knowledge on legal affairs relating to practical duties, such as in regard to copyrights and contracts. Furthermore, the Company strengthens internal controls within the group by enabling educational materials to be viewed by employees of overseas operating companies through the Company’s internal network and other such means. The Company also holds group education on compliance for Directors and executive officers once per year.

In addition, the Company conducts a survey of all employees once every two years regarding awareness of the Corporate Code of Conduct and Corporate Code of Behavior, and it takes measures to promote and improve compliance.

Patent infringement risk surveys are regularly conducted in regard to technology development operations.

(2)	Strengthening risk management systems

The Company has established the Risk Management Committee in order to enable it to precisely manage and respond to various risks surrounding the businesses of the Company Group, and it has developed risk management systems by formulating the Risk Management Regulations and the Business Continuity Plan.

As part of the Business Continuity Plan, the Company conducts safety confirmation tests and evacuation drills for all employees each year, and it conducts tabletop exercises and mobilization tests as needed for members of the Disaster Response Headquarters. In addition, the Risk Management Committee has identified key risks and initiated efforts to reduce them.

In regard to information security measures, the Company conducts countermeasure training for cyberattacks such as targeted email attacks, and it has strengthened its security measures in connection with the introduction of a remote work system.

(3)	Enhancing the appropriateness and efficiency of the execution of operations

The Company holds monthly management meetings to consider and provide reports on matters for the purpose of achieving effective corporate management, thereby increasing the effectiveness of discussions at Board of Directors meetings. The Company believes that these activities enhance the appropriateness and efficiency of the execution of operations.

23

(4)	Ensuring the appropriateness of operations in the Company Group

The Company has established various necessary regulations for the purpose of ensuring the appropriateness and efficiency of operations, in addition to which it has established various regulations applicable to all companies of the Company Group as well as the Overseas Operating Company Management Regulations and Overseas Operating Company Management Standards, under which the Company Group endeavors to ensure the appropriateness of its operations. The Company conducts reviews of the standards and procedures for decision-making by overseas operating companies based on factors such as the details and sizes of their businesses, thereby promoting the establishment of internal control systems. The Company has also introduced a whistleblowing system.

(5)	Ensuring that audits by the Audit and Supervisory Committee are conducted effectively

The Company’s Audit and Supervisory Committee works to enhance the effectiveness of its audits by holding monthly meetings to exchange information and through the Full-time Audit and Supervisory Committee Member gathering necessary information by means such as attending management meetings and other important meetings and regularly viewing approval requests and other such documents. The Audit and Supervisory Committee ensures the effectiveness of audits in regard to matters such as compliance and the development status of internal controls by sharing audit details with the internal audit department and holding meetings as necessary with the Internal Control Committee.

In addition, the Audit and Supervisory Committee holds regular meetings with the Representative Director and the financial auditor and exchanges information as necessary for audits.

The Company has not assigned any Directors or employees to assist with the duties of the Audit and Supervisory Committee.

8.	Policy on Determining Dividends of Surplus, etc.

The Company positions the return of profits to shareholders as a key management policy, and it has set a basic policy of profit distribution backed by performance.

Specifically, the Company aims to pay stable dividends of profit to shareholders based on the Company’s performance while taking into account the ratio of dividends to consolidated net assets, and it has set a target consolidated dividend payout ratio of 30% to 40%.

Share buybacks are conducted as appropriate while taking into account factors such as the Company’s financial status and share price trends in order to implement a flexible capital policy in response to changes in the business environment.

In addition, the Company will use internal reserves to actively gain knowledge on new products and technologies in order to respond to sudden technological innovations in the industry, as well as to maintain and strengthen the Company’s competitiveness and further enhance its corporate character, thereby achieving the return of profits to shareholders through improved future performance.

The Company may pay dividends of surplus by a resolution of the Board of Directors twice per year as interim dividends and year-end dividends.

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For this fiscal year, taking into account the above policy and the Company’s recent performance, the Company paid a year-end dividend of 95 yen, resulting in an annual dividend amount of 185 yen when added to the interim dividend.

*Monetary amounts stated in this Business Report are rounded down to the nearest unit in which they are presented.

25

Consolidated Balance Sheets

(As of March 31, 2025)

(Millions of yen)
Assets
Current assets
Cash and deposits	13,534
Notes receivable - trade	114
Accounts receivable - trade	37,873
Contract assets	1,949
Electronically recorded monetary claims - operating	7,608
Merchandise and finished goods	48,362
Work in process	1,318
Raw materials and supplies	1,472
Other	6,102
Allowance for doubtful accounts	(13)
Total current assets	118,323
Non-current assets
Property, plant and equipment
Buildings and structures	1,158
Machinery, equipment and vehicles	17
Land	2,870
Leased assets	225
Construction in progress	79
Other	297
Total property, plant and equipment	4,649
Intangible assets
Goodwill	2,643
Other	1,026
Total intangible assets	3,669
Investments and other assets
Investment securities	1,284
Long-term loans receivable	31
Retirement benefit assets	613
Deferred tax assets	702
Other	917
Allowance for doubtful accounts	(29)
Total investments and other assets	3,519
Total non-current assets	11,837
Total assets	130,161

26

Liabilities
Current liabilities
Notes and accounts payable - trade	20,116
Electronically recorded obligations - operating	3,446
Short-term borrowings	8,681
Current portion of long-term borrowings	6,052
Lease liabilities	111
Income taxes payable	1,097
Contract liabilities	2,240
Provision for product warranties	11
Provision for bonuses for directors (and other officers)	89
Provision for loss on orders received	9
Other	5,941
Total current liabilities	47,795
Non-current liabilities
Bonds payable	10,000
Long-term borrowings	18,665
Lease liabilities	129
Deferred tax liabilities	409
Asset retirement obligations	163
Other	19
Total non-current liabilities	29,387
Total liabilities	77,183
Net assets
Shareholders’ equity
Share capital	6,099
Capital surplus	6,621
Retained earnings	36,074
Treasury shares	(280)
Total shareholders’ equity	48,514
Accumulated other comprehensive income
Valuation difference on available-for-sale securities	475
Deferred gains or losses on hedges	(0)
Foreign currency translation adjustment	1,725
Remeasurements of defined benefit plans	99
Total accumulated other comprehensive income	2,299
Non-controlling interests	2,164
Total net assets	52,978
Total liabilities and net assets	130,161

(Note)	The above amounts are rounded down to the nearest million yen.

27

Consolidated Statements of Income

(April 1, 2024 to March 31, 2025)

(Millions of yen)
Net sales	258,742
Cost of sales	237,375
Gross profit	21,367
Selling, general and administrative expenses	14,255
Operating profit	7,112
Non-operating income
Interest income	4
Dividend income	27
Insurance claim income	10
Compensation income	52
Other	102
Total non-operating income	198
Non-operating expenses
Interest expenses	380
Interest expenses on bonds	42
Loss on redemption of securities	5
Foreign exchange losses	631
Loss on sale of trade receivables	24
Commission expenses	11
Other	5
Total non-operating expenses	1,100
Ordinary profit	6,210
Extraordinary income
Gain on sale of non-current assets	125
Gain on sale of investment securities	23
Total extraordinary income	149
Extraordinary losses
Impairment losses	105
Loss on disposal of non-current assets	20
Loss on valuation of investment securities	310
Total extraordinary losses	436
Profit before income taxes	5,922
Income taxes - current	2,236
Income taxes - deferred	(68)
Total income taxes	2,168
Profit	3,754
Profit attributable to non-controlling interests	54
Profit attributable to owners of parent	3,699

(Note)	The above amounts are rounded down to the nearest million yen.

28

Consolidated Statements of Changes in Equity

(April 1, 2024 to March 31, 2025)

	(Millions of yen)
	Shareholders’ equity
Balance and reason for change	Share capital	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance at beginning of period	6,099	6,616	34,168	(284)	46,598
Changes during period
Dividends of surplus			(1,793)		(1,793)
Profit attributable to owners of parent			3,699		3,699
Disposal of treasury shares		5		4	9
Net changes in items other than shareholders’ equity					-
Total changes during period	-	5	1,906	4	1,915
Balance at end of period	6,099	6,621	36,074	(280)	48,514

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	Accumulated other comprehensive income
Balance and reason for change	Valuation difference on available-for- sale securities	Deferred gains or losses on hedges	Foreign currency translation adjustment	Remeasurements of defined benefit plans	Total accumulated other comprehensive income	Non-controlling interests	Total net assets
Balance at beginning of period	500	-	1,117	0	1,618	2,143	50,361
Changes during period
Dividends of surplus					-		(1,793)
Profit attributable to owners of parent					-		3,699
Disposal of treasury shares					-		9
Net changes in items other than shareholders’ equity	(25)	(0)	608	98	681	20	701
Total changes during period	(25)	(0)	608	98	681	20	2,617
Balance at end of period	475	(0)	1,725	99	2,299	2,164	52,978

(Note)	The above amounts are rounded down to the nearest million yen.

30

Non-consolidated Balance Sheets

(As of March 31, 2025)

(Millions of yen)
Assets
Current assets
Cash and deposits	7,528
Accounts receivable - other	531
Advances received	0
Short-term loans receivable from affiliated companies	50,729
Prepaid expenses	112
Other	7
Total current assets	58,909
Non-current assets
Property, plant and equipment
Buildings	579
Structures	21
Machinery and equipment	2
Vehicles	0
Tools, furniture and fixtures	123
Land	1,903
Leased assets	32
Construction in progress	28
Total property, plant and equipment	2,691
Intangible assets
Software	144
Software in progress	7
Other	1
Total intangible assets	153
Investments and other assets
Investment securities	1,257
Affiliated company shares	9,627
Long-term prepaid expenses	245
Prepaid pension expenses	468
Other	560
Total investments and other assets	12,159
Total non-current assets	15,005
Total assets	73,914

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Liabilities
Current liabilities
Short-term borrowings	2,000
Current portion of long-term borrowings	6,052
Lease liabilities	16
Accounts payable - other	357
Accrued expenses	219
Income taxes payable	635
Consumption taxes payable	129
Deposits received	35
Provision for bonuses for directors (and other officers)	26
Other	11
Total current liabilities	9,482
Non-current liabilities
Bonds payable	10,000
Long-term borrowings	18,665
Lease liabilities	19
Deferred tax liabilities	249
Asset retirement obligations	163
Total non-current liabilities	29,097
Total liabilities	38,580
Net assets
Shareholders’ equity
Share capital	6,099
Capital surplus
Capital reserve	4,874
Other capital surplus	1,747
Total capital surplus	6,621
Retained earnings
Other retained earnings
Other reserve	9,000
Retained earnings carried forward	13,417
Total other retained earnings	22,417
Total retained earnings	22,417
Treasury shares	(280)
Total shareholders’ equity	34,858
Valuation difference and foreign currency translation adjustment
Valuation difference on available-for-sale securities	475
Total valuation difference and foreign currency translation adjustment	475
Total net assets	35,333
Total liabilities and net assets	73,914

(Note)	The above amounts are rounded down to the nearest million yen.

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Non-consolidated Statements of Income

(April 1, 2024 to March 31, 2025)

(Millions of yen)
Operating income	6,987
Operating expenses	3,616
Operating profit	3,371
Non-operating income
Interest income	266
Interest on securities	0
Dividend income	27
Other	26
Total non-operating income	321
Non-operating expenses
Interest expenses	110
Interest expenses on bonds	42
Commission expenses	11
Other	7
Total non-operating expenses	172
Ordinary profit	3,520
Extraordinary income
Gain on sale of investment securities	23
Total extraordinary income	23
Extraordinary losses
Loss on disposal of non-current assets	6
Total extraordinary losses	6
Profit before income taxes	3,537
Income taxes - current	646
Income taxes - deferred	22
Total income taxes	669
Profit	2,867

(Note)	The above amounts are rounded down to the nearest million yen.

33

Non-consolidated Statements of Changes in Equity

(April 1, 2024 to March 31, 2025)

(Millions of yen)

	Shareholders’ equity
		Capital surplus			Retained earnings
					Other retained earnings
Balance and reason for change	Share capital	Capital reserve	Other capital surplus	Total capital surplus	Other reserve	Retained earnings carried forward	Total retained earnings
Balance at beginning of period	6,099	4,874	1,742	6,616	9,000	12,343	21,343
Changes during period
Dividends of surplus				-		(1,793)	(1,793)
Profit				-		2,867	2,867
Disposal of treasury shares			5	5			-
Net changes in items other than shareholders’ equity				-			-
Total changes during period	-	-	5	5	-	1,074	1,074
Balance at end of period	6,099	4,874	1,747	6,621	9,000	13,417	22,417

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	Shareholders’ equity		Valuation difference and foreign currency translation adjustment
Balance and reason for change	Treasury shares	Total shareholders’ equity	Valuation difference on available-for-sale securities	Total valuation difference and foreign currency translation adjustment	Total net assets
Balance at beginning of period	(284)	33,774	500	500	34,274
Changes during period
Dividends of surplus		(1,793)		-	(1,793)
Profit		2,867		-	2,867
Disposal of treasury shares	4	9		-	9
Net changes in items other than shareholders’ equity		-	(25)	(25)	(25)
Total changes during period	4	1,084	(25)	(25)	1,058
Balance at end of period	(280)	34,858	475	475	35,333

(Note)	The above amounts are rounded down to the nearest million yen.

35

Financial Auditor Audit Report on Consolidated Financial Statements

Independent Auditor’s Audit Report

May 14, 2025

To: Hagiwara Electric Holdings Co., Ltd., Board of Directors

KPMG AZSA LLC, Nagoya Office

Hisashi Ohkita Designated Partner, Engagement Partner, and Certified Public Accountant

Tadashi Ikegaya Designated Partner, Engagement Partner, and Certified Public Accountant

Audit Opinion

Pursuant to Article 444, paragraph (4) of the Companies Act, we have audited the consolidated financial statements, which consist of the consolidated balance sheets, consolidated statements of income, consolidated statements of changes in equity, and notes to consolidated financial statements, of Hagiwara Electric Holdings Co., Ltd. for the consolidated fiscal year from April 1, 2024 to March 31, 2025.

In our opinion, based on accounting principles generally accepted as fair and appropriate in Japan, the consolidated financial statements referred to above present fairly, in all material respects, the status of the assets, profits, and losses of the corporate group consisting of Hagiwara Electric Holdings Co., Ltd. and its consolidated subsidiaries for the period regarding which the consolidated financial statements were prepared.

Basis for the Audit Opinion

We conducted our audit based on auditing standards generally accepted as fair and appropriate in Japan. Our responsibilities under the auditing standards are stated in “Responsibilities of the Auditor for the Audit of the Consolidated Financial Statements.” In accordance with regulations regarding professional ethics in Japan, we are independent from the company and its consolidated subsidiaries, and we have fulfilled all other ethical responsibilities as an auditor. We have judged that we obtained sufficient and appropriate audit evidence on which to base our opinion.

Additional Information

Additional information consists of the business report and the supplementary schedules thereto. The management is responsible for the preparation and disclosure of the additional information. The audit and supervisory committee is responsible for overseeing the directors’ performance of their duties in developing and implementing the reporting process for additional information.

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Our audit opinion on the consolidated financial statements does not cover additional information, and we do not provide any opinion with respect thereto.

In connection with our audit of the consolidated financial statements, our responsibility is to read through the additional information and, in doing so, to consider whether the additional information is materially inconsistent with the consolidated financial statements or any information we have obtained in the course of auditing and to pay attention to whether there are any indications of material misstatements in the additional information other than such material inconsistencies.

If we conclude that there is a material misstatement with respect to the additional information based on the auditing we performed, we are required to report to that effect.

We have nothing to report in regard to the additional information.

Responsibilities of the Management and the Audit and Supervisory Committee for the Consolidated Financial Statements

The management is responsible for preparing and fairly presenting the consolidated financial statements based on accounting principles generally accepted as fair and appropriate in Japan. This includes developing and implementing the internal controls that the management determines to be necessary in order to prepare and fairly present the consolidated financial statements without any material misstatement due to fraud or error.

In preparing the consolidated financial statements, the management is responsible for assessing whether or not it is appropriate to prepare the statements on a going concern basis and, if it is necessary to disclose matters relating to a going concern under accounting principles generally accepted as fair and appropriate in Japan, to disclose those matters.

The audit and supervisory committee is responsible for overseeing the directors’ performance of their duties in developing and implementing the financial reporting process.

Responsibilities of the Auditor for the Audit of the Consolidated Financial Statements

The responsibility of the auditor is to obtain, through the audit performed by the auditor, a reasonable assurance regarding whether or not there is any material misstatement due to fraud or error in the consolidated financial statements as a whole and to express an opinion regarding the consolidated financial statements from an independent position in the audit report. Misstatements may occur due to fraud or error and are judged to be material if, whether individually or in total, they are reasonably expected to influence the decisions made by the users of the consolidated financial statements.

In accordance with auditing standards generally accepted as fair and appropriate in Japan, throughout the auditing process, the auditor makes professional judgments and maintains professional skepticism while implementing the following procedures.

●	The auditor identifies and assesses the risk of material misstatements due to fraud or error and develops and implements audit procedures in response to the risk of material misstatements. Audit procedures are chosen and applied at the discretion of the auditor. Additionally, the auditor obtains sufficient and appropriate audit evidence on which to base its opinion.

●	The purpose of the audit of the consolidated financial statements is not to express an opinion on the effectiveness of internal controls, but when assessing risks, the auditor considers internal controls relevant to the audit in order to develop appropriate audit procedures that suit the circumstances.
37

●	The auditor assesses the appropriateness of the accounting policies adopted by the management, the appropriateness of the method of the application of those policies, the reasonableness of the accounting estimates made by the management, and the appropriateness of the notes related to those estimates.

●	The auditor concludes whether or not it is appropriate for the management to prepare the consolidated financial statements on a going concern basis and, based on the audit evidence obtained, whether or not any material uncertainty is found regarding events or circumstances that would cause a material doubt regarding the assumption of the company being a going concern. If a material doubt regarding the assumption of the company being a going concern is found, it is necessary to call attention in the audit report to the notes to the consolidated financial statements, and if the notes to the consolidated financial statements regarding the material uncertainty are not appropriate, it is necessary to express a qualified opinion on the consolidated financial statements. The conclusion of the auditor is based on the audit evidence obtained up to the date of the audit report, but it is possible that the company will cease to be a going concern due to future events or circumstances.

●	The auditor assesses whether or not the statements in and notes to the consolidated financial statements are in compliance with accounting principles generally accepted as fair and appropriate in Japan; assesses the presentation, composition, and details of the consolidated financial statements, including the related notes; and assesses whether or not the consolidated financial statements fairly present the transactions and accounting events on which they are based.

●	The auditor plans and conducts an audit of the consolidated financial statements in order to obtain sufficient and appropriate audit evidence regarding the financial information of the company and its consolidated subsidiaries on which to base its opinion on the consolidated financial statements. The auditor is responsible for the direction, supervision, and inspections relating to the audit of the consolidated financial statements. The auditor is solely responsible for the audit opinion.

The auditor reports to the audit and supervisory committee regarding the scope of the planned audit, when it will be implemented, material matters discovered during the audit (including material deficiencies in internal controls identified in the audit process), and other matters required by auditing standards.

The auditor reports to the audit and supervisory committee regarding the fact that the auditor complied with regulations on professional ethics in Japan in regard to its independence, any matters that can reasonably be considered to affect the independence of the auditor, and, if any measures or safeguards have been implemented in order to eliminate impediments to the audit or reduce them to an acceptable level, the details thereof.

Interests

Neither KPMG AZSA LLC nor any of the engagement partners have any interests in the company or its consolidated subsidiaries that should be stated pursuant to the Certified Public Accountants Act.

End

38

Financial Auditor Audit Report

Independent Auditor’s Audit Report

May 14, 2025

To: Hagiwara Electric Holdings Co., Ltd., Board of Directors

KPMG AZSA LLC, Nagoya Office

Hisashi Ohkita Designated Partner, Engagement Partner, and Certified Public Accountant

Tadashi Ikegaya Designated Partner, Engagement Partner, and Certified Public Accountant

Audit Opinion

Pursuant to Article 436, paragraph (2), item (i) of the Companies Act, we have audited the non-consolidated financial statements, which consist of the non-consolidated balance sheets, non-consolidated statements of income, non-consolidated statements of changes in equity, notes to non-consolidated financial statements, and supplementary schedules (the “Non-consolidated Financial Statements, Etc.”), of Hagiwara Electric Holdings Co., Ltd. for the 68th business year from April 1, 2024 to March 31, 2025.

In our opinion, based on accounting principles generally accepted as fair and appropriate in Japan, the Non-consolidated Financial Statements, Etc. referred to above present fairly, in all material respects, the status of the assets, profits, and losses of Hagiwara Electric Holdings Co., Ltd. for the period regarding which the Non-consolidated Financial Statements, Etc. were prepared.

Basis for the Audit Opinion

We conducted our audit based on auditing standards generally accepted as fair and appropriate in Japan. Our responsibilities under the auditing standards are stated in “Responsibilities of the Auditor for the Audit of the Non-consolidated Financial Statements, Etc.” In accordance with regulations regarding professional ethics in Japan, we are independent from the company, and we have fulfilled all other ethical responsibilities as an auditor. We have judged that we obtained sufficient and appropriate audit evidence on which to base our opinion.

Additional Information

Additional information consists of the business report and the supplementary schedules thereto. The management is responsible for the preparation and disclosure of the additional information. The audit and supervisory committee is responsible for overseeing the directors’ performance of their duties in developing and implementing the reporting process for additional information.

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Our audit opinion on the Non-consolidated Financial Statements, Etc. does not cover additional information, and we do not provide any opinion with respect thereto.

In connection with our audit of the Non-consolidated Financial Statements, Etc., our responsibility is to read through the additional information and, in doing so, to consider whether the additional information is materially inconsistent with the Non-consolidated Financial Statements, Etc. or any information we have obtained in the course of auditing and to pay attention to whether there are any indications of material misstatements in the additional information other than such material inconsistencies.

If we conclude that there is a material misstatement with respect to the additional information based on the auditing we performed, we are required to report to that effect.

We have nothing to report in regard to the additional information.

Responsibilities of the Management and the Audit and Supervisory Committee for the Non-consolidated Financial Statements, Etc.

The management is responsible for preparing and fairly presenting the Non-consolidated Financial Statements, Etc. based on accounting principles generally accepted as fair and appropriate in Japan. This includes developing and implementing the internal controls that the management determines to be necessary in order to prepare and fairly present the Non-consolidated Financial Statements, Etc. without any material misstatement due to fraud or error.

In preparing the Non-consolidated Financial Statements, Etc., the management is responsible for assessing whether or not it is appropriate to prepare the statements on a going concern basis and, if it is necessary to disclose matters relating to a going concern under accounting principles generally accepted as fair and appropriate in Japan, to disclose those matters.

The audit and supervisory committee is responsible for overseeing the directors’ performance of their duties in developing and implementing the financial reporting process.

Responsibilities of the Auditor for the Audit of the Non-consolidated Financial Statements, Etc.

The responsibility of the auditor is to obtain, through the audit performed by the auditor, a reasonable assurance regarding whether or not there is any material misstatement due to fraud or error in the Non-consolidated Financial Statements, Etc. as a whole and to express an opinion regarding the Non-consolidated Financial Statements, Etc. from an independent position in the audit report. Misstatements may occur due to fraud or error and are judged to be material if, whether individually or in total, they are reasonably expected to influence the decisions made by the users of the Non-consolidated Financial Statements, Etc.

In accordance with auditing standards generally accepted as fair and appropriate in Japan, throughout the auditing process, the auditor makes professional judgments and maintains professional skepticism while implementing the following procedures.

●	The auditor identifies and assesses the risk of material misstatements due to fraud or error and develops and implements audit procedures in response to the risk of material misstatements. Audit procedures are chosen and applied at the discretion of the auditor. Additionally, the auditor obtains sufficient and appropriate audit evidence on which to base its opinion.

●	The purpose of the audit of the Non-consolidated Financial Statements, Etc. is not to express an opinion on the effectiveness of internal controls, but when assessing risks, the auditor considers internal controls relevant to the audit in order to develop appropriate audit procedures that suit the circumstances.

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●	The auditor assesses the appropriateness of the accounting policies adopted by the management, the appropriateness of the method of the application of those policies, the reasonableness of the accounting estimates made by the management, and the appropriateness of the notes related to those estimates.

●	The auditor concludes whether or not it is appropriate for the management to prepare the Non-consolidated Financial Statements, Etc. on a going concern basis and, based on the audit evidence obtained, whether or not any material uncertainty is found regarding events or circumstances that would cause a material doubt regarding the assumption of the company being a going concern. If a material doubt regarding the assumption of the company being a going concern is found, it is necessary to call attention in the audit report to the notes to the Non-consolidated Financial Statements, Etc., and if the notes to the Non-consolidated Financial Statements, Etc. regarding the material uncertainty are not appropriate, it is necessary to express a qualified opinion on the Non-consolidated Financial Statements, Etc. The conclusion of the auditor is based on the audit evidence obtained up to the date of the audit report, but it is possible that the company will cease to be a going concern due to future events or circumstances.

●	The auditor assesses whether or not the statements in and notes to the Non-consolidated Financial Statements, Etc. are in compliance with accounting principles generally accepted as fair and appropriate in Japan; assesses the presentation, composition, and details of the Non-consolidated Financial Statements, Etc., including the related notes; and assesses whether or not the Non-consolidated Financial Statements, Etc. fairly present the transactions and accounting events on which they are based.

The auditor reports to the audit and supervisory committee regarding the scope of the planned audit, when it will be implemented, material matters discovered during the audit (including material deficiencies in internal controls identified in the audit process), and other matters required by auditing standards.

The auditor reports to the audit and supervisory committee regarding the fact that the auditor complied with regulations on professional ethics in Japan in regard to its independence, any matters that can reasonably be considered to affect the independence of the auditor, and, if any measures or safeguards have been implemented in order to eliminate impediments to the audit or reduce them to an acceptable level, the details thereof.

Interests

Neither KPMG AZSA LLC nor any of the engagement partners have any interests in the company that should be stated pursuant to the Certified Public Accountants Act.

End

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Audit Report of the Audit and Supervisory Committee

Audit Report

We, the Audit and Supervisory Committee, have audited the Directors’ performance of their duties during the 68th business year from April 1, 2024 to March 31, 2025 and report on the method and results of the audit as follows.

1.	Method and Details of Audit

In regard to the content of resolutions of the Board of Directors on the matters stated in Article 399-13, paragraph (1), items (i)(b) and (i)(c) of the Companies Act and the systems established based on those resolutions (internal control systems), we received periodic reports from Directors and employees, etc. regarding the status of the establishment and operation of those systems, requested explanations as necessary, expressed opinions, and conducted audits using the following methods.

(i)	In accordance with the audit policies and division of duties, etc. that we established, and in cooperation with the Company’s internal control department and other departments, we attended important meetings, received reports from Directors and employees, etc. on matters related to the performance of their duties, requested explanations as necessary, viewed important decision-making documents, etc., and investigated the status of operations and assets at the headquarters and the main business locations of operating subsidiaries. Regarding the Company’s operating subsidiaries, we communicated and shared information with the Directors and Audit and Supervisory Board Members, etc. of the operating subsidiaries, and we received reports from operating subsidiaries regarding their business as necessary.
(ii)	We oversaw and verified whether the financial auditor maintained an independent position and conducted an appropriate audit, received reports from the financial auditor on the status of the performance of its duties, and requested explanations as necessary. Additionally, we received notification from the financial auditor that, in accordance with standards such as the “Quality Control Standards for Auditing” (established by the Business Accounting Council), it had developed systems in order to ensure that its duties are appropriately performed (as set out in the items of Article 131 of the Regulations for Corporate Accounting), and we requested explanations as necessary.

Using the methods above, we examined the business report, the supplementary schedules thereto, the non-consolidated financial statements (i.e., the non-consolidated balance sheets, non-consolidated statements of income, non-consolidated statements of changes in equity, and notes to non-consolidated financial statements), the supplementary schedules to the non-consolidated financial statements, and the consolidated financial statements (i.e., the consolidated balance sheets, consolidated statements of income, consolidated statements of changes in equity, and notes to consolidated financial statements) for the business year.

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2.	Audit Results
(1)	Results of audit of business report, etc.
(i)	We find that the business report and the supplementary schedules thereto correctly present the status of the company in accordance with laws, regulations, and the Articles of Incorporation.
(ii)	We do not find any misconduct in relation to the Directors’ performance of their duties nor any material fact in violation of laws or regulations or in breach of the Articles of Incorporation.
(iii)	We find the content of the resolutions of the Board of Directors regarding internal control systems to be reasonable. Additionally, we do not find any matters that should be commented upon in regard to the statements in the business report or the Directors’ performance of their duties relating to the internal control systems.
(2)	Results of audit of non-consolidated financial statements and supplementary schedules thereto

We find the methods and results of the audit by the financial auditor, KPMG AZSA LLC, to be reasonable.

(3)       Results of audit of consolidated financial statements

We find the methods and results of the audit by the financial auditor, KPMG AZSA LLC, to be reasonable.

May 14, 2025

Hagiwara Electric Holdings Co., Ltd. Audit and Supervisory Committee
Noriaki	Inoue	[seal]
Full-time Audit and Supervisory Committee Member
Hisashi	Hayakawa	[seal]
Audit and Supervisory Committee Member
Sachiko	Enomoto	[seal]
Audit and Supervisory Committee Member

(Note)	Audit and Supervisory Committee Members Hisashi Hayakawa and Sachiko Enomoto are Outside Directors as set out in Article 2, item (xv) and Article 331, paragraph (6) of the Companies Act.

End

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The business combination described in this document involves securities of Japanese companies. The business combination is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuers are located in Japan and some or all of their officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws.

It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than under the business combination, such as in the open market or through privately negotiated purchases.

To Our Shareholders

Materials for the 68th Ordinary General Meeting of Shareholders

(Matters to Be Provided Electronically and

Not Stated in Documents Delivered Pursuant to

Requests Under Laws, Regulations, and the Articles of Incorporation)

Notes to Consolidated Financial Statements

Notes to Non-consolidated Financial Statements

(April 1, 2024 to March 31, 2025)

Hagiwara Electric Holdings Co., Ltd.

Pursuant to the provisions of laws, regulations, and Article 15 of the Articles of Incorporation, the above matters are not stated in documents delivered to shareholders who requested delivery thereof.

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Notes to Consolidated Financial Statements

Notes Regarding Significant Matters Based on Which the Consolidated Financial Statements Were Prepared

1.	Matters relating to the scope of consolidation

Number and names of consolidated subsidiaries

Number of consolidated subsidiaries: 16

Names of consolidated subsidiaries:

Hagiwara Electronics Co., Ltd.

Hagiwara Techno Solutions Co., Ltd.

Hagiwara Engineering Co., Ltd.

Hagiwara Hokuto Techno Co., Ltd.

Singapore Hagiwara Pte. Ltd.

Hagiwara America, Inc.

Hagiwara Electric Korea Co., Ltd.

Hagiwara (Shanghai) Co., Ltd.

Hagiwara Electric Europe GmbH

Hagiwara Electric (Thailand) Co., Ltd.

Hagiwara Electronics India Private Limited

Hagiwara Techno Solutions (Shanghai) Co., Ltd.

Hagiwara Electronics Hong Kong Limited

BellaDati Pte. Ltd.

BellaDati G.K.

BellaDati s.r.o.

Changes to scope of consolidation:

The Company acquired all of the shares of BellaDati Pte. Ltd. on July 26, 2024, due to which it has included BellaDati Pte. Ltd. and its subsidiaries, BellaDati G.K. and BellaDati s.r.o., in the scope of consolidation from the consolidated fiscal year under review.

2.	Matters relating to the business years, etc. of consolidated subsidiaries

Of the Company’s consolidated subsidiaries, the closing date for the business years of Singapore Hagiwara Pte. Ltd., Hagiwara America, Inc., Hagiwara (Shanghai) Co., Ltd., Hagiwara Techno Solutions (Shanghai) Co., Ltd., Hagiwara Electronics Hong Kong Limited, BellaDati Pte. Ltd., BellaDati G.K., and BellaDati s.r.o. is December 31. When preparing the consolidated financial statements, the Company has used the financial statements of those consolidated subsidiaries as of that date, but in regard to significant transactions arising between that date and the consolidated closing date, it has performed any adjustments necessary in relation to consolidation.

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3.	Matters relating to accounting policies
(1)	Valuation basis and methods for significant assets
(i)	Available-for-sale securities

Bonds to be held until maturity: Stated using the amortized cost method (straight-line method).

Other available-for-sale securities

Securities other than shares, etc. without a market price: Stated using the market value method based on market prices, etc. (valuation differences are reflected directly in net assets, and cost of sales is calculated using the moving average method).

Shares, etc. without a market price: Stated using the cost method based on the moving average method.

(ii)	Inventory assets: Stated mainly using the cost method based on the moving average method (method of writing down the book value based on declining profitability).
(iii)	Derivatives: Stated using the market value method.

(2)	Depreciation methods for significant depreciable assets
(i)	Property, plant and equipment (excluding leased assets): Stated mainly using the declining balance method.

However, buildings (excluding facilities attached to buildings) acquired on or after April 1, 1998 and facilities attached to buildings and structures acquired on or after April 1, 2016 are stated using the straight-line method.

The useful lives of the main assets are as follows.

Buildings and structures: 31 to 50 years

Machinery, equipment and vehicles: 4 to 17 years

(ii)	Intangible assets (excluding leased assets): Stated mainly using the straight-line method.

The useful life of intangible assets is based on the same standards as the method set out in the Corporation Tax Act.

However, software to be used internally is stated using the straight-line method based on the estimated period that the software will be usable internally (mainly five years).

In addition, customer-related intangible assets are stated using the straight-line method based on the period during which those assets will generate effects.

(iii)	Leased assets: Stated using the straight-line method with the useful life set equal to the lease period and the residual value set at zero.

(3)	Standards for recording significant provisions
(i)	Allowance for doubtful accounts: This allowance is provided for possible losses on unrecoverable receivables. For ordinary receivables, the amount of the allowance is based on the historical rate of loss. For certain receivables such as those from debtors at risk of bankruptcy, the amount of the allowance is based on individually estimated unrecoverable amounts taking into account the likelihood of recovery.

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(ii)	Provision for bonuses for directors (and other officers): This provision for expenditures for bonuses to be paid to directors and other officers is recorded based on the estimated amounts to be paid for the consolidated fiscal year under review.
(iii)	Provision for loss on orders received: This provision for loss on orders received is recorded based on the estimated amount of loss for orders under contracting agreements for which a future loss is expected and for which the amount of loss can be reasonably estimated as of the end of the consolidated fiscal year under review.
(iv)	Provision for product warranties: This provision for expenditures for compensation costs relating to products sold is recorded based on the amount of future expenditures anticipated.

(4)	Standards for recording revenue and expenses

The Company Group recognizes revenue based on the following five-step approach.

Step 1: Identify contracts with customers.

Step 2: Identify performance obligations under contracts.

Step 3: Calculate transaction value.

Step 4: Distribute transaction value across individual performance obligations under contracts.

Step 5: Recognize revenue when (or as) the performance obligations are fulfilled.

The Company Group recognizes the total amount of consideration received from a transaction as revenue in cases where the Company Group controls the goods or services before being transferred to the customer (a principal transaction), and in cases where the Company Group arranges for goods or services to be provided to a customer, the Company Group recognizes as revenue the net amount calculated by deducting the amount paid to third parties from the total amount of consideration received from the transaction. When considering whether the Company Group acts as principal or agent, the Company Group comprehensively takes into account the following.

●	Does the Company Group bear the main responsibility for performing the promise to provide the specified goods or services?
●	Does the Company Group bear inventory risk before the specified goods or services are transferred to the customer, or after they are transferred to control of the customer?
●	Does the Company Group have discretion to set the price of the specified goods or services?

(i)	Sale of merchandise and finished goods

In the electronic devices business, the Company Group is engaged in the sale, etc. of semiconductors and electronic components mainly to automobile related companies, and in the technology solutions business, it is engaged in the sale of IT equipment, embedded devices, and measuring devices and in the development, manufacture, and sale of industrial software and hardware.

In regard to the sale of merchandise, the Company Group’s main performance obligations are the provision of purchased merchandise to customers. For domestic transactions, the amount of time from the shipment of merchandise until control of the merchandise transfers to the customer is an ordinary amount of time, so the Company Group deems that control has transferred to the customer and the performance obligation has been fulfilled upon shipment of merchandise, and it recognizes revenue at that time. For foreign transactions, the Company Group deems that control has transferred to the customer and the performance obligation has been fulfilled upon the inspection and receipt of merchandise, and it recognizes revenue at that time.

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In regard to the sale of finished goods, the Company Group deems that the customer has gained control of the finished goods and the performance obligation has been fulfilled upon inspection and receipt in the case mainly of finished goods requiring installation when delivered to the customer and upon shipment in the case of finished goods not requiring installation, and it recognizes revenue at those times.

The Company Group recognizes revenue from the sale of merchandise and finished goods based on transaction value under contracts with customers, and as the consideration for transactions is mainly received within one year of fulfilling the performance obligations, it does not contain any significant elements of financing.

(ii)	Maintenance and other services

Mainly in the technology solutions business, the Company Group bears performance obligations to provide services, etc. over certain periods pursuant to system maintenance agreements, software license subscription agreements, and long-term contracting agreements, etc. In regard to maintenance and other services, the Company Group deems that the performance obligations are fulfilled over a certain period, and it recognizes revenue at a fixed rate over the service provision period or based on progress. The Company Group recognizes revenue from maintenance and other services based on transaction value under contracts with customers, and as the consideration for transactions is mainly received within one year of fulfilling the performance obligations, it does not contain any significant elements of financing.

(5)	Standards for recording retirement benefit assets and obligations

The Company records the amount of retirement benefit obligations minus pension assets based on the estimated amounts as of the end of the consolidated fiscal year under review to provide for employee retirement benefits.

Past service costs are recognized as costs in their entirety in the consolidated fiscal year in which they arise.

Actuarial gains and losses are recognized as costs from the consolidated fiscal year following the year in which the gain or loss arises and are amortized proportionally on a straight-line basis over a certain period (13 years) that is within the average remaining period of service of employees when the gain or loss arises each consolidated fiscal year.

Unrecognized actuarial gains and losses are recorded as “Remeasurements of defined benefit plans” under “Accumulated other comprehensive income” under net assets after performing tax effect adjustments.

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(6)	Standards for converting significant assets or liabilities denominated in foreign currencies to yen used when preparing the financial statements of consolidated companies based on which the consolidated financial statements were prepared

For overseas subsidiaries, assets and liabilities have been converted to yen using the spot exchange rate on the closing date of the subsidiary, and income and expenses have been converted to yen using the average exchange rate during the fiscal year. Translation differences have been recorded by including them in “Foreign currency translation adjustment” under net assets.

(7)	Significant hedge accounting methods
(i)	Hedge accounting methods

The Company uses deferred hedge accounting. However, the Company uses forward price conversion to account for monetary claims and obligations denominated in foreign currencies with forward exchange contracts.

(ii)	Hedging instruments and hedged items

Hedging instruments: Forward exchange contracts and currency option transactions

Hedged items: Monetary claims and obligations denominated in foreign currencies and transactions planned to be conducted in foreign currencies

(iii)	Hedging policies

The Company hedges the risk of changes in exchange rates in relation to monetary claims and obligations denominated in foreign currencies in accordance with the derivative management standards it has established.

The Company does not engage in derivative transactions for speculative purposes.

(iv)	Method of assessing the effectiveness of hedging

The Company finds the hedged items and hedging instruments to be highly correlated as the significant terms and conditions thereof, such as currencies, maturation dates, and amounts, are identical, and therefore the Company forgoes the assessment of effectiveness.

(8)	Goodwill amortization method and period

Goodwill is amortized via the straight-line method over the period during which the effect of the goodwill will arise, up to a maximum of 20 years.

Notes Regarding Changes in Accounting Policies

Application of “Accounting Standard for Current Income Taxes,” etc.

The Company has applied “Accounting Standard for Current Income Taxes” (ASBJ Statement No. 27; October 28, 2022), “Accounting Standard for Presentation of Comprehensive Income” (ASBJ Statement No. 25; October 28, 2022), and “Guidance on Accounting Standard for Tax Effect Accounting” (ASBJ Guidance No. 28; October 28, 2022) from the start of the consolidated fiscal year under review. This change in accounting policies has no effect on the consolidated financial statements.

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Application of “Accounting for and Disclosure of Current Taxes Related to the Global Minimum Tax Rules”

The Company has applied “Accounting for and Disclosure of Current Taxes Related to the Global Minimum Tax Rules” (ASBJ Practical Solution No. 46; March 22, 2024) from the start of the consolidated fiscal year under review. This change in accounting policies has no effect on the consolidated financial statements.

Notes Regarding Revenue Recognition

(1)	Information on disaggregation of revenue from contracts with customers

The Company Group disaggregates revenue from contracts with customers by region (based on customer location). Revenue by region is disaggregated by reportable segment. The disaggregated revenue and segment revenue are as follows.

(Millions of yen)

	Reportable segment
	Electronic devices business	Technology solutions business	Total
Region
Japan	159,244	32,242	191,487
Asia	28,450	172	28,623
North America	32,249	4	32,254
South America	83	-	83
Europe	6,291	3	6,294
Total	226,319	32,423	258,742

(2)	Underlying information for understanding revenue from contracts with customers

The underlying information for understanding revenue from contracts with customers is omitted here as it is the same as that stated in “(4) Standards for recording revenue and expenses” under “3. Matters relating to accounting policies” in “Notes Regarding Significant Matters Based on Which the Consolidated Financial Statements Were Prepared” of these Notes to Consolidated Financial Statements.

(3)	Relationship between fulfillment of performance obligations under contracts with customers and cash flows arising from such contracts; information relating to amounts and timing of recognition of revenue from contracts with customers that exist as of the end of the consolidated fiscal year under review that is expected to be recognized in or after the following consolidated fiscal year

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Balance, etc. of contract assets and contract liabilities

(Millions of yen)
Consolidated fiscal year under review (March 31, 2025)
Contract assets (balance at start of year)	940
Contract assets (balance at end of year)	1,949
Contract liabilities (balance at start of year)	1,836
Contract liabilities (balance at end of year)	2,240
Merchandise return assets (balance at start of year)	-
Merchandise return assets (balance at end of year)	2,372
Refund liabilities (balance at start of year)	-
Refund liabilities (balance at end of year)	2,463

Contract assets are mainly unclaimed accounts receivable relating to revenue recognized based on the measurement of progress under long-term contracting agreements, etc.

Contract liabilities are mainly advances received from customers for maintenance and other services.

Merchandise return assets are assets recognized as rights to recover merchandise from customers.

Refund liabilities are the amounts of consideration for merchandise expected to be returned.

The amount of revenue recognized in the consolidated fiscal year under review that is included in the balance of contract liabilities at the start of the year or that was recognized from performance obligations fulfilled in past periods is not significant.

In addition, there are no significant changes in regard to contract assets and contract liabilities in the consolidated fiscal year under review.

Notes Regarding Accounting Estimates

Significant accounting estimates

Merchandise

(1)	Amounts recorded in the consolidated financial statements of the consolidated fiscal year under review

Merchandise:                            47,759 million yen

Inventory asset valuation loss:          552 million yen (included in cost of sales)

(2)	Information on details of significant accounting estimates relating to identified items

The Company Group calculates balance sheet value by writing down the book value based on declining profitability.

The specific method of writing down book value based on declining profitability for inventory assets that are merchandise with particularly high significance is based on a combination of the following three types of methods.

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(i)	Comparing the net realizable value and the book value, and if the net realizable value is lower than the book value, writing down the book value to the net realizable value.
(ii)	Writing down the book value to a certain amount calculated using the historical rate, etc. based on the holding period of the merchandise.
(iii)	For inventory assets pertaining to finished goods from suppliers that are no longer in production, estimating the possibility of future sales and writing down the book value of portions not expected to be sold.

The possibility of future sales are estimated based on factors such as the quantities required by customers and the status of orders received from customers, but as such estimates contain uncertainties, there may be an effect on the consolidated financial statements of the following year in cases where demand from customers differs from estimates due to sudden changes in the future market environment.

Additional Information

Possibility of purchase of preferred shares with cumulative dividends

In regard to 2,000 million yen in preferred shares with cumulative dividends issued on January 30, 2019 by Hagiwara Electronics Co., Ltd., if certain events such as a delay in Hagiwara Electronics Co., Ltd. performing its obligations occur, or if the Company or Hagiwara Electronics Co., Ltd. has not acquired those shares as of January 29, 2026, it is possible that the Company will be obligated to acquire those shares for the sum of the paid-in amount and the amount of unpaid cumulative dividends.

Notes Regarding Consolidated Balance Sheets

Cumulative amounts of depreciation directly deducted from assets

Non-current assets
Property, plant and equipment
Buildings and structures:	2,027 million yen
Machinery, equipment and vehicles:	76 million yen
Leased assets:	404 million yen
Other:	928 million yen
Total property, plant and equipment:	3,436 million yen

Notes Regarding Consolidated Statements of Income

Amounts written down based on declining profitability of inventory assets held for the purpose of ordinary sales

Cost of sales:	647 million yen

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Notes Regarding Consolidated Statements of Changes in Equity

1.	Class and total number of issued shares as of the end of the consolidated fiscal year under review
Share class	Start of consolidated fiscal year under review	Increase	Decrease	End of consolidated fiscal year under review
Common shares	10,118,000 shares	-	-	10,118,000 shares

2.	Matters relating to class and number of treasury shares
Share class	Start of consolidated fiscal year under review	Increase	Decrease	End of consolidated fiscal year under review
Common shares	155,505 shares	-	2,461 shares	153,044 shares
(Note)	A breakdown of the decrease is as follows.

Decrease due to disposal of treasury shares as restricted stock compensation: 2,461 shares

3.	Matters relating to dividends of surplus paid during the consolidated fiscal year under review
(1)	Amounts of dividends paid
Resolution	Share class	Total dividend amount (millions of yen)	Dividends per share (yen)	Record date	Effective date
May 14, 2024, Board of Directors	Common shares	896	90.00	March 31, 2024	June 6, 2024
November 8, 2024, Board of Directors	Common shares	896	90.00	September 30, 2024	December 6, 2024
Total		1,793

(2)	Dividends for which the record dates are in the consolidated fiscal year under review but the effective dates are in the following consolidated fiscal year
Resolution	Share class	Dividend source	Total dividend amount (millions of yen)	Dividends per share (yen)	Record date	Effective date
May 14, 2025, Board of Directors	Common shares	Retained earnings	946	95.00	March 31, 2025	June 6, 2025

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Notes Regarding Financial Instruments

1.	Matters relating to status of financial instruments
(1)	Policy on use of financial instruments

The Company Group obtains short-term working capital, funds for equipment, and other such funds as necessary mainly through bank loans. In addition, temporary surplus funds are managed through highly liquid and highly safe financial assets. The Company Group has set a policy of using derivatives to avoid risk and of not engaging in speculative derivative transactions.

(2)	Details of financial instruments, risks associated therewith, and risk management systems

Notes receivable, accounts receivable, and electronically recorded monetary claims, which are trade receivables, are exposed to customer credit risks. In regard to those risks, the accounting department manages payment due dates and balances for each transaction partner independently, and it monitors the credit status of its major transaction partners in accordance with the Company Group’s credit management standards.

Investment securities are mainly shares of corporations relating to business relationships with transaction partners or to capital alliances, etc., and those securities are exposed to the risk of changes in market prices. In regard to those risks, the accounting department regularly monitors market prices, the financial status of the issuers of the shares, and other such matters.

Most notes payable, accounts payable, and electronically recorded obligations, which are trade payables, are due for payment within three months.

Derivative transactions consist of (a) forward exchange contracts for the purpose of hedging the risk of changes in exchange rates relating to loans in foreign currencies within the Company Group and (b) forward exchange contracts and currency option transactions for the purpose of hedging the risk of changes in exchange rates relating to trade receivables and payables denominated in foreign currencies, and those transactions are managed in accordance with the Company Group’s derivative management regulations.

Hedging instruments, hedged items, hedging policies, the method of assessing the effectiveness of hedging, and other such matters relating to hedge accounting are stated above in “(7) Significant hedge accounting methods” under “3. Matters relating to accounting policies” in “Notes Regarding Significant Matters Based on Which the Consolidated Financial Statements Were Prepared.”

In regard to trade receivables and payables denominated in foreign currencies, the Company Group uses forward exchange contracts to hedge the risk of changes in exchanges rates identified for each currency each month. In addition, for planned transactions, the Company Group uses forward exchange contracts and currency option transactions to hedge the risk of changes in exchange rates for trade receivables denominated in foreign currencies that are expected to arise with a high degree of certainty.

The counterparties to those derivative transactions are all financial institutions with a high level of creditworthiness, and therefore the Company judges the risk of nonperformance by those counterparties to be negligible.

Short-term borrowings are mainly for funding (six months or less) relating to operating transactions, and long-term borrowings are for funding (generally five years or less) relating to long-term working capital or capital investments.

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The Company has also entered into a committed line of credit agreement with its main financial institution in order to secure a flexible and stable means of funding in preparation for unforeseen circumstances.

(3)	Supplementary explanation of matters regarding market values, etc. of financial instruments

As the calculation of the market value of financial instruments includes factors that cause changes in value, the use of different underlying assumptions may result in changes in those values.

2.	Matters regarding market values, etc. of financial instruments

The amounts recorded in the consolidated balance sheets as of March 31, 2025, the market values of those items, and the differences between those amounts are as follows.

(Millions of yen)
	Amount recorded in consolidated balance sheets	Market value (*)	Difference
(1) Investment securities
(i) Bonds to be held until maturity	300	297	(3)
(ii) Other available-for-sale securities	952	952	-
Total assets	1,253	1,249	(3)

(1) Bonds payable	10,000	9,620	(379)
(2) Long-term borrowings	24,717	24,301	(415)
(3) Lease liabilities (*3)	240	240	(0)
Total liabilities	34,958	34,162	(795)

Derivative transactions (*4)
(1) Transactions to which hedge accounting is not applied	69	69	-
(2) Transactions to which hedge accounting is applied	(1)	(1)	-
Total derivative transactions	68	68	-
(*1)	“Cash and deposits,” “Notes receivable - trade,” “Accounts receivable - trade,” “Electronically recorded monetary claims - operating,” “Notes and accounts payable - trade,” “Electronically recorded obligations - operating,” and “Short-term borrowings” are omitted here as their market value and book value are highly similar because they are settled in the short term.

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(*2)	Shares, etc. without a market price are not included in “Securities and investment securities.”

The value of those financial instruments recorded in the consolidated balance sheets is as stated below.

(Millions of yen)

Unlisted shares	31	In accordance with section 5 of the “Guidance on Disclosures about Fair Value of Financial Instruments,” the Company does not disclose the market value of unlisted shares.
(*3)	“Lease liabilities” includes the current portion thereof.
(*4)	Claims or liabilities arising from derivative transactions are stated as net amounts, and the amounts of items for which there is a total net liability are stated in parentheses.

3.	Matters regarding breakdown, etc. for each level of market value of financial instruments

The Company classifies the market values of financial instruments into the following three levels based on the observability and significance of the inputs used in calculating market value.

Level 1 market value: Of the observable inputs for calculating market value, market value is calculated using the trading price of the asset or liability for which market value is being calculated as formed on active markets.

Level 2 market value: Of the observable inputs for calculating market value, the market value is calculated using inputs other than those in level 1.

Level 3 market value: Market value is calculated using unobservable inputs.

If multiple inputs that have a material effect on the calculation of market value are used, of the levels to which those inputs belong, the market value is classified as the level with the lowest priority when calculating market value.

(1)	Financial instruments for which the market value is the amount recorded in the consolidated balance sheets

(Millions of yen)

	Market value
Category	Level 1	Level 2	Level 3	Total
Investment securities Other available-for-sale securities Shares	950	-	-	950
Total assets	950	-	-	950
Derivative transactions
Currency-related derivatives	-	68	-	68
Total liabilities	-	68	-	68
(*)	Claims or liabilities arising from derivative transactions are stated as net amounts, and the amounts of items for which there is a total net liability are stated in parentheses.

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(2)	Financial instruments for which the market value is not the amount recorded in the consolidated balance sheets

	(Millions of yen)
	Market value
Category	Level 1	Level 2	Level 3	Total
Investment securities
Other available-for-sale securities
Golf membership rights	-	1	-	1
Bonds to be held until maturity
Bonds	-	297	-	297
Total assets	-	298	-	298
Bonds	-	9,620	-	9,620
Long-term borrowings	-	24,301	-	24,301
Lease liabilities	-	240	-	240
Total liabilities	-	34,162	-	34,162

(Note)	Explanation of valuation techniques and inputs used in calculating market value

Investment securities:

Listed shares are valued using their trading price. As listed shares are traded on active markets, their market value is classified as level 1.

However, as bonds and golf membership rights held by the Company are not frequently traded on markets and cannot be found to have a trading price on an active market, their market value is classified as level 2.

Derivative transactions:

The market value of these transactions is calculated based on the prices set out by the relevant financial institutions and is therefore classified as level 2.

Bonds and long-term borrowings:

The market value is calculated by discounting the total principal and interest to the current value at the estimated interest rate if the Company were to obtain similar new borrowings and is therefore classified as level 2.

Lease liabilities:

The market value is calculated by discounting the total principal and interest to the current value at the estimated interest rate if the Company were to obtain similar new leases and is therefore classified as level 2.

Notes Regarding Per-share Information

1.	Net assets per share:	5,099.30 yen
2.	Earnings per share:	371.30 yen

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Other Notes

Notes regarding business combinations, etc.

Business combination through acquisition

The Company resolved at its Board of Directors meeting held on June 26, 2024 for Hagiwara Techno Solutions Co., Ltd., the Company’s consolidated subsidiary, to acquire all of the issued shares of BellaDati Pte. Ltd. and make it a subsidiary, and a share transfer agreement was executed on the same date.

1.       Summary of business combination

(1)	Name and business details of acquired company Name of acquired company: BellaDati Pte. Ltd.

Business details: Development and provision of BellaDati IoT Advanced Analytics Framework products

(2)	Main reasons for business combination

The Company believes that it will be possible to enter new markets and strengthen competitiveness in existing markets by sharing resources such as customer bases and brand power and by establishing integrated businesses using the strengths of existing businesses, thereby leading to the enhancement of the corporate value of the Company Group.

(3)	Business combination date

July 16, 2024 (share acquisition date)

September 30, 2024 (deemed acquisition date)

(4)	Legal format of business combination

Acquisition of shares for cash consideration

(5)	Acquired voting rights ratio

100%

(6)	Main grounds leading to determination of acquiring company

This is because the Company acquires the shares for cash consideration.

2.	Period of business performance of acquired company included in consolidated financial statements

October 1, 2024 to December 31, 2024

3.	Cost of acquiring the acquired company and breakdown by type of consideration
Acquisition consideration	Cash	3,000 million yen
Acquisition cost		3,000 million yen

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4.	Details and amounts of main costs related to acquisition

Fees and commissions, etc. to advisors: 73 million yen

5.	Amount of goodwill arising, cause, amortization method, and amortization period
(1)	Amount of goodwill arising 2,578 million yen
(2)	Cause Goodwill arose due to the acquisition cost exceeding the net amounts distributed to assets received and liabilities assumed.
(3)	Amortization method and amortization period Goodwill will be amortized on a straight-line basis across the period during which the effect of the goodwill will occur.
6.	Amounts of assets received and liabilities assumed on the business combination date and breakdown of main items
Current assets	109 million yen
Non-current assets	0 million yen
Total assets	109 million yen

Current liabilities	51 million yen
Total liabilities	51 million yen

7.	Amounts distributed to intangible assets other than goodwill and amortization period thereof
Type	Amount	Amortization period
Customer-related intangible assets	437 million yen	9 years

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Notes to Non-consolidated Financial Statements

Matters Relating to Significant Accounting Policies

1.	Valuation basis and methods for assets
(1)	Valuation basis and methods for available-for-sale securities
(i)	Bonds to be held until maturity: Stated using the amortized cost method (straight-line method).
(ii)	Subsidiary shares: Stated using the cost method based on the moving average method.
(iii)	Other available-for-sale securities

Securities other than shares, etc. without a market price: Stated using the market value method based on market prices, etc. (valuation differences are reflected directly in net assets, and cost of sales is calculated using the moving average method).

Shares, etc. without a market price: Stated using the cost method based on the moving average method.

(2)	Derivatives: Stated using the market value method.

2.	Depreciation methods for non-current assets
(1)	Property, plant and equipment (excluding leased assets): Stated using the declining balance method.

However, buildings (excluding facilities attached to buildings) acquired on or after April 1, 1998 and facilities attached to buildings and structures acquired on or after April 1, 2016 are stated using the straight-line method.

The useful lives of the main assets are as follows.

Buildings: 31 to 50 years

(2)	Intangible assets (excluding leased assets): Stated using the straight-line method.

The useful life of intangible assets is based on the same standards as the method set out in the Corporation Tax Act.

However, software to be used internally is stated using the straight-line method based on the estimated period that the software will be usable internally (mainly five years).

(3)	Leased assets: Stated using the straight-line method with the useful life set equal to the lease period and the residual value set at zero.

3.	Standards for recording provisions
(1)	Allowance for doubtful accounts: This allowance is provided for possible losses on unrecoverable receivables. For ordinary receivables, the amount of the allowance is based on the historical rate of loss. For certain receivables such as those from debtors at risk of bankruptcy, the amount of the allowance is based on individually estimated unrecoverable amounts taking into account the likelihood of recovery.
(2)	Provision for bonuses for directors (and other officers): This provision for expenditures for bonuses to be paid to directors and other officers is recorded based on the estimated amounts to be paid for the business year under review.
(3)	Provision for retirement benefits: Based on the estimated amounts of retirement benefit obligations and pension assets as of the end of the business year under review, the amounts found to have arisen as of the end of the business year under review are recorded as a provision for retirement benefits or prepaid pension expenses to provide for employee retirement benefits.

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Past service costs are recognized as costs in their entirety in the business year in which they arise.

Actuarial gains and losses are recognized as costs from the business year following the year in which the gain or loss arises and are amortized proportionally on a straight-line basis over a certain period (13 years) that is within the average remaining period of service of employees when the gain or loss arises.

4.	Accounting for retirement benefits

The method of accounting for unaccounted amounts of unrecognized actuarial gains and losses relating to retirement benefits differs from the method used in the consolidated financial statements.

5.	Standards for recording revenue and expenses

The Company recognizes revenue based on the following five-step approach.

Step 1: Identify contracts with customers.

Step 2: Identify performance obligations under contracts.

Step 3: Calculate transaction value.

Step 4: Distribute transaction value across individual performance obligations under contracts.

Step 5: Recognize revenue when (or as) the performance obligations are fulfilled.

The Company’s revenue consists of service contracting fees such as management consultancy fees from subsidiaries, real estate usage fees, and dividend income. In regard to service contracting fees, the Company’s performance obligations are the provision of contracted services based on contracts with subsidiaries and are fulfilled when the Company provides those services, and therefore the Company recognizes revenue at that time. In regard to real estate usage fees, the Company’s performance obligations are to provide services based on contracts with subsidiaries and are fulfilled across a certain period of time as the contract period progresses, and therefore the Company recognizes revenue at that time. Dividend income is recognized on the effective date of the dividends.

Notes Regarding Changes in Accounting Policies

Application of “Accounting Standard for Current Income Taxes,” etc.

The Company has applied “Accounting Standard for Current Income Taxes” (ASBJ Statement No. 27; October 28, 2022), “Accounting Standard for Presentation of Comprehensive Income” (ASBJ Statement No. 25; October 28, 2022), and “Guidance on Accounting Standard for Tax Effect Accounting” (ASBJ Guidance No. 28; October 28, 2022) from the start of the business year under review. This change in accounting policies has no effect on the financial statements.

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Application of “Accounting for and Disclosure of Current Taxes Related to the Global Minimum Tax Rules”

The Company has applied “Accounting for and Disclosure of Current Taxes Related to the Global Minimum Tax Rules” (ASBJ Practical Solution No. 46; March 22, 2024) from the start of the business year under review. This change in accounting policies has no effect on the financial statements.

Additional Information

Possibility of purchase of preferred shares with cumulative dividends

In regard to 2,000 million yen in preferred shares with cumulative dividends issued on January 30, 2019 by Hagiwara Electronics Co., Ltd., if certain events such as a delay in Hagiwara Electronics Co., Ltd. performing its obligations occur, or if the Company or Hagiwara Electronics Co., Ltd. has not acquired those shares as of January 29, 2026, it is possible that the Company will be obligated to acquire those shares for the sum of the paid-in amount and the amount of unpaid cumulative dividends.

Notes Regarding Non-consolidated Balance Sheets

1.	Cumulative amounts of depreciation directly deducted from assets
Non-current assets
Property, plant and equipment
Buildings:	1,085 million yen
Structures:	55 million yen
Machinery and equipment:	4 million yen
Vehicles:	1 million yen
Tools, furniture and fixtures:	185 million yen
Leased assets:	207 million yen
Total property, plant and equipment:	1,539 million yen

2.	Guarantee obligations

The Company guarantees the following obligations for bank transactions by the following affiliated companies.

Hagiwara Electronics Co., Ltd.:	3,331 million yen
Hagiwara Techno Solutions Co., Ltd.:	1,766 million yen
Other companies:	5,145 million yen
Total:	10,243 million yen

3.	Monetary claims and monetary obligations pertaining to affiliated companies
Accounts receivable - other:	530 million yen
Short-term loans receivable from affiliated companies:	50,729 million yen
Accounts payable - other:	126 million yen

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Notes Regarding Non-consolidated Statements of Income

Revenue from contracts with customers:	5,141 million yen

Balances of transactions with affiliated companies

Operating revenues:	6,987 million yen
Other operating transactions:	11 million yen
Non-operating transactions:	281 million yen

Notes Regarding Non-consolidated Statements of Changes in Equity
Matters relating to class and number of treasury shares

Share class	Start of business year under review	Increase	Decrease	End of business year under review
Common shares	155,505 shares	-	2,461 shares	153,044 shares
(Note)	A breakdown of the decrease is as follows.

Decrease due to disposal of treasury shares as restricted stock compensation: 2,461 shares

Notes Regarding Tax Effect Accounting

1.	Breakdown of deferred tax assets and deferred tax liabilities by main causes thereof
Deferred tax assets
Bonuses payable:	45 million yen
Business taxes payable:	34 million yen
Loss on valuation of investment securities:	9 million yen
Impairment losses:	41 million yen
Other:	96 million yen
Subtotal of deferred tax assets:	227 million yen
Valuation allowance relating to total of future deductible temporary differences, etc.:	(98 million yen)
Subtotal of valuation allowances:	(98 million yen)
Total deferred tax assets:	129 million yen

Deferred tax liabilities
Valuation difference on available-for-sale securities:	(205 million yen)
Other:	(172 million yen)
Total deferred tax liabilities:	(378 million yen)
Net amount of deferred tax liabilities:	(249 million yen)

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2.	Breakdown of main items causing significant differences between statutory effective tax rate and rate of burden of corporation taxes, etc. after application of tax effect accounting
Breakdown of main items
Statutory effective tax rate:	30.6%
(Adjustments)
Items that will never be included in losses (entertainment expenses, etc.):	0.3%
Items that will never be included in gains (dividend income, etc.):	(11.3%)
Per capita residence tax:	0.1%
Change in valuation allowances:	0.1%
Reduction of year-end deferred tax assets due to changes in tax rates:	0.1%
Tax deduction under tax system to promote increased wages:	(1.1%)
Other:	(0.0%)
Rate of burden of corporation taxes, etc. after application of tax effect accounting:	18.9%

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Notes Regarding Transactions with Related Parties

Type	Name of company, etc.	Ratio of voting rights, etc. held in (or by) related party	Relationship with related party	Transaction details	Transaction amount (millions of yen)	Accounting item	End of year balance (millions of yen)
				Management service fee income (*1)	1,849	Accounts receivable – other	145

				Real estate, etc. rent income (*2)	266	Accounts receivable – other	24

				Dividend income (*3)	732	-	-

Subsidiary	Hagiwara Electronics Co., Ltd.	100% directly held in related party	Business management loans; and borrowings; guarantees of obligations	Business support fee income (*4)	2,403	Accounts receivable – other	220

				Loan interest income (*5)	233	-	-

				Monetary loans (*6)	7,631	Short-term loans receivable from affiliated companies	43,696

				Obligation guarantees (*7)	3,331	-	-

				Management service fee income (*1)	461	Accounts receivable – other	52

				Real estate, etc. rent income (*2)	247	Accounts receivable – other	20

				Dividend income (*3)	579	-	-

Subsidiary	Hagiwara Techno Solutions Co., Ltd.	100% directly held in related party	Business management; loans and borrowings; guarantees of obligations	Business support fee income (*4)	386	Accounts receivable – other	35

				Loan interest income (*5)	31	-	-

				Monetary loans (*6)	2,900	Short-term loans receivable from affiliated companies	6,729

				Obligation guarantees (*7)	1,766	-	-

Transaction terms and methods for determination thereof

(*1)	Management service fee income is determined pursuant to a “Service Agreement” and “Memorandum of Understanding on Service Fees.”
(*2)	Real estate, etc. rent income is reasonably determined based on market prices and the rents of neighboring properties.
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(*3)	Dividend income is reasonably determined using certain standards based on the distributable amount of surplus.
(*4)	Business support fee income is determined pursuant to a “Business Support Agreement.”
(*5)	Loan interest is reasonably determined based on market interest rates.
(*6)	Monetary loans are repeatedly conducted, and therefore the net amount of change for the business year under review is stated.
(*7)	The Company guarantees obligations for bank transactions by subsidiaries.

Notes Regarding Revenue Recognition

Underlying information for understanding revenue from contracts with customers

The underlying information for understanding revenue from contracts with customers is omitted here as it is the same as that stated in “5. Standards for recording revenue and expenses” in “Matters Relating to Significant Accounting Policies” of these Notes to Non-consolidated Financial Statements.

Notes Regarding Per-share Information

1. Net assets per share:	3,545.79 yen
2. Earnings per share:	287.81 yen

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